SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e)(2))


                      TRAVEL SERVICES INTERNATIONAL, INC.
                (Name of Registrant as Specified in Its Charter)



                                      N/A
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                       TRAVEL SERVICES INTERNATIONAL, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JULY 28, 1998

To the Stockholders of Travel Services International, Inc.:

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Travel Services International, Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m., local time, on Tuesday, July 28, 1998, at the Boca Raton Marriott at Boca Center, 5150 Town Center Circle, Boca Raton, Florida 33486, for the following purposes:

                  (1) To elect two members to the Company's Board of Directors to hold office until the Company's 2001 Annual Meeting or until their successors are duly elected and qualified;

                  (2) To consider and vote upon a proposal to approve the reincorporation of the Company from Delaware to Florida;

                  (3) To consider and vote upon a proposal to approve the Company's Amended and Restated Long-Term Incentive Plan; and

                  (4) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on June 19, 1998 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                           By Order of the Board of Directors,

                                           Suzanne B. Bell
                                           SECRETARY

Delray Beach, Florida
July __, 1998

THIS IS AN IMPORTANT MEETING AND ALL STOCKHOLDERS ARE ENCOURAGED TO ATTEND THE MEETING IN PERSON. THOSE STOCKHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. STOCKHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON AT THE MEETING.

                       1998 ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                       TRAVEL SERVICES INTERNATIONAL, INC.

                                 PROXY STATEMENT

                     TIME, DATE AND PLACE OF ANNUAL MEETING

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Travel Services International, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's Common Stock, par value $.01 per share (the "Common Stock"), for use at the 1998 Annual Meeting of Stockholders of the Company to be held at 9:00 a.m., local time, on Tuesday, July 28, 1998, at the Boca Raton Marriott at Boca Center, 5150 Town Center Circle, Boca Raton, Florida 33486, and at any adjournments or postponements thereof (the "Annual Meeting"), pursuant to the enclosed Notice of Annual Meeting.

         The approximate date that this Proxy Statement and the enclosed form of proxy are first being sent to stockholders is July __, 1998. The Company's principal executive offices are located at 220 Congress Park Drive, Delray Beach, Florida 33445, and its telephone number is (561) 266-0860.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of the Company's Board of Directors. The giving of a proxy does not preclude the right to vote in person should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with the Company's Secretary at the Company's headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by the Company at or prior to the Annual Meeting.

         The cost of preparing, assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Stockholders and the enclosed proxy is to be borne by the Company. In addition to the use of mail, employees of the Company may solicit proxies personally and by telephone. The Company's employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. The Company may reimburse such persons for their expenses in doing so.

                         PURPOSES OF THE ANNUAL MEETING

         At the Annual Meeting, the Company's stockholders will consider and vote upon the following matters:

                  (1) The election of two members to the Company's Board of Directors to hold office until the Company's 2001 Annual Meeting or until their successors are duly elected and qualified;

                  (2) A proposal to approve the reincorporation of the Company from Delaware to Florida;

                  (3) A proposal to approve the Company's Amended and Restated Long-Term Incentive Plan (the "Plan"); and

                  (4) The transaction of such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth herein) will be voted (a) for the election of the respective nominees for director named below, and (b) in favor of all other proposals described in the Notice of Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification(s) so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The Board of Directors has set the close of business on June 19, 1998 as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting. The outstanding securities of the Company consist of Restricted Voting Common Stock entitled to four-tenths of a vote on each matter submitted to stockholders for approval at the Annual Meeting ("Restricted Common Stock"), and non-restricted Common Stock entitled to one vote on each matter submitted to stockholders for approval at the Annual Meeting ("non-restricted Common Stock" and, together with the Restricted Common Stock, the "Common Stock"). As of the Record Date, there were 11,135,528 shares of Common Stock issued and outstanding, all of which are entitled to be voted at the Annual Meeting, and of which 2,484,501 shares were shares of Restricted Voting Common Stock and 8,651,027 shares were non-restricted Common Stock. Stockholders do not have the right to cumulate their votes for directors.

         The attendance, in person or by proxy, of stockholders holding of record a number of shares entitling them to exercise a majority of the voting power of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of stockholders holding of record a number of shares entitling them to exercise a majority of the voting power of the outstanding shares of Common Stock of the Company will be required for approval of the proposal to reincorporate the Company from Delaware to Florida. The affirmative vote of stockholders holding of record a number of shares entitling them to exercise a majority of the voting power of the shares of Common Stock represented in person or by proxy at the Annual Meeting will be required for approval of (i) the proposal to adopt the Plan, and (ii) any other matter that may be submitted to a vote of the stockholders. If less than a majority of the voting power of the outstanding shares entitled to vote are represented at the Annual Meeting, the holders of a majority of the voting power of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

         Prior to the Annual Meeting, the Company will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

         Pursuant to Delaware law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. Abstentions are treated as present and entitled to vote and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter. However, a broker non-vote on a matter is considered as not present and not entitled to vote on that matter and thus is not counted as a vote cast or as present in determining whether a matter has been approved. Accordingly, (i) abstentions and broker non-votes will not have the same effect as a vote against the election of any director, (ii) abstentions will have the same effect as a vote against the proposal to approve the Plan, but broker non-votes will not have such effect, and (iii) abstentions and broker non-votes will have the same effect as a vote against the proposal to approve the reincorporation of the Company from Delaware to Florida.

         A list of stockholders entitled to vote at the Annual Meeting will be available at the Company's principal executive offices, 220 Congress Park Drive, Delray Beach, Florida 33445, for a period of ten days prior to the Annual Meeting and at the Annual Meeting itself for examination by any stockholder.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of June 19, 1998 by:
(i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) the Company's Chief Executive Officer and the five other most highly compensated executive officers whose total 1997 annualized salary and bonus was $100,000 or more (the Chief Executive Officer and such other executive officers of the Company are sometimes referred to herein as the "Named Executive Officers"); and (iv) all executive officers and directors as a group. All persons listed have sole voting and investment power with respect to their shares, unless otherwise indicated.

           NAME AND ADDRESS                                      PERCENTAGE
       OF BENEFICIAL OWNER (1)            SHARES                    OWNED
       -----------------------            ------                    -----
     Joseph V. Vittoria (2)               370,000                   3.3%
     Michael J. Moriarty (2)               64,583                    *
     Jill M. Vales (2)                     55,333                    *
     Maryann Bastnagel (2)                 28,500                    *
     Suzanne B. Bell (2)(3)                35,750                    *
     Robert G. Falcone (4)                250,000                   2.2%
     Wayne Heller (5)                     908,334                   8.2%
     Imad Khalidi                         500,000                   4.5%
     John W. Przywara                     194,445                   1.7%
     Elan J. Blutinger (6)(7)             323,693                   2.9%
     D. Fraser Bullock (6)                241,328                   2.2%
     Tommaso Zanzotto (6)                  10,242                    *
     J&W Heller Corp.(5)                  908,334                   8.2%
     800 Ideas, Inc. (8)                  902,778                   8.1%
     Greystones, Inc. (9)               1,083,334                   9.7%
     All Directors and Executive        2,994,708                  26.6%
        Officers as a Group
        (15 persons) (10)

------------------
 *   Less than 1.0%

(1) Unless indicated otherwise, the address of the beneficial owners is, c/o Travel Services International, Inc., 220 Congress Park Drive, Delray Beach, Florida 33445.

(2) Includes the following shares which may be acquired upon the exercise of options that will vest within 60 days following the date of this Proxy
     Statement: 25,000 shares for Mr. Vittoria; 18,750 shares for Mr. Moriarty; 12,500 shares for Ms. Vales; 27,500 shares for Ms. Bastnagel; and 6,250 shares for Ms. Bell.

(3)  Includes 5,000 shares owned by Ms. Bell's spouse.

(4)  Includes 100,000 shares owned by Judith A. Falcone, his spouse.

(5) These shares are held of record by J&W Heller Corp., a corporation of which Mr. Heller is a 50% stockholder. The remaining 50% of the ownership of J&W Heller Corp. is held by Judy Heller, Mr. Heller's spouse.

(6) Includes 10,000 shares which may be acquired upon the exercise of vested options.

(7) Excludes 39,000 shares held by trusts for the benefit of Mr. Blutinger's minor children. Mr. Blutinger disclaims ownership, investment and voting power of such shares.

(8) The shares are held of record by 800 Ideas, Inc., a corporation of which Susan Parker is the sole stockholder. Effective June 9, 1998, Ms. Parker resigned from her position as a member of the Company's Board of Directors.

(9) The stockholder's address is 124 Pine Street, Portland, Maine 04102. Alex Cecil, the former owner of Auto Europe, is the sole voting stockholder of Greystones, Inc.

(10) Includes 132,500 shares that may be acquired upon the exercise of vested options or options that will vest within 60 days following the date of this Proxy Statement.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

                         ELECTION OF DIRECTORS; NOMINEES

         The number of directors constituting the Board of Directors is determined by the Board as provided in the Company's Bylaws. The size of the Board is currently fixed at nine directors, of which there are currently eight incumbent directors. The Board of Directors of the Company is divided into three classes with each class of directors serving staggered three year terms or until their successors are elected and qualified. At each annual meeting of stockholders, directors will be elected by the holders of the Common Stock to succeed those directors whose terms are expiring.

         The current classes of the Board of Directors and their terms of office are as follows:

                CLASS                DIRECTORS              TERM EXPIRES IN:
                -----                ---------              ----------------
                  I              Elan J. Blutinger                1998
                  I              D. Fraser Bullock                1998
                  I              Tommaso Zanzotto                 1998

                  II               Imad Khalidi                   1999
                  II             John W. Przywara                 1999
                  II            Joseph V. Vittoria                1999

                 III             Robert G. Falcone                2000
                 III               Wayne Heller                   2000

         Messrs. Elan J. Blutinger, D. Fraser Bullock and Tommaso Zanzotto have been nominated by the Company to be reelected as Class I directors at the Annual Meeting, to hold office until the 2001 annual meeting, and proxies will be voted for Messrs. Blutinger, Bullock and Zanzotto absent contrary instructions. Each of the nominees for election as a director of the Company is a current member of the Board of Directors.

         The Board of Directors has no reason to believe that any of the nominees will refuse or be unable to accept election; however, in the event that a nominee is unwilling or unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not specifically direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the Board of Directors.

         One vacancy currently exists on the Board of Directors for a Class III director due to the resignation of Susan Parker, which was effective June 9, 1998. The Board has no current plans to fill the vacancy created by Ms. Parker's resignation but may do so in the future when appropriate candidates are identified. The Board has authority to fill the vacancy under applicable law and the Company's Bylaws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS OF THE COMPANY.

                 DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

         The following table sets forth information concerning the Company's directors and executive officers.

                 NAME                    AGE                           POSITION
                 ----                    ---                           --------
Joseph V. Vittoria (1) (3)............    63         Chairman and Chief Executive Officer, Director
Michael J. Moriarty...................    51         President and Chief Operating Officer
Jill M. Vales.........................    40         Senior Vice President and Chief Financial Officer
Maryann Bastnagel.....................    41         Senior Vice President and Chief Information Officer
Suzanne B. Bell.......................    31         Senior Vice President, General Counsel and Secretary
Melville W. Robinson..................    43         Vice President, Corporate Development
John C. DeLano........................    38         Vice President, Operations
Spencer Frazier.......................    46         Vice President, Marketing
Robert G. Falcone.....................    56         CEO-Cruises Inc.; Director
Wayne Heller (3)......................    41         CEO-Cruises Only; Director
Imad Khalidi..........................    46         CEO-Auto Europe, Director
John W. Przywara......................    46         CEO-D-FW Tours; Director
Elan J. Blutinger (2).................    42         Director
D. Fraser Bullock (1) (3).............    43         Director
Tommaso Zanzotto (1) (2)..............    55         Director
Leonard A. Potter.....................    36         Advisory Director

------------------
(1)   Member of Audit Committee
(2)   Member of Compensation Committee
(3)   Member of Acquisition Committee

     JOSEPH V. VITTORIA became the Chairman and Chief Executive Officer and a director of the Company in July 1997. From September 1987 to February 1997 Mr. Vittoria was the Chairman and Chief Executive Officer of Avis, Inc., a multinational auto rental company where he was employed for over 26 years. Mr. Vittoria was responsible for the purchase of the Avis, Inc. by creating one of the world's largest Employee Stock Ownership Plans in 1987. He was a founding member of the World Travel and Tourism Council, a global organization of the chief executive officers of companies engaged in all sectors of the travel and tourism industry. He has been named travel executive of the year several times by various travel media, including BUSINESS TRAVEL NEWS, TRAVEL WEEKLY, TRAVEL AGENT TOUR AND TRAVEL NEWS-NORTH AMERICA. Mr. Vittoria serves on the Board of Directors of Transmedia Europe, Transmedia Asia, Carey International, Inc., ResortQuest International, Inc., CD Radio, Inc. and various non-profit associations.

     MICHAEL J. MORIARTY became the President and Chief Operating Officer of the Company in July 1997. Mr. Moriarty was the President and Chief Operating Officer of Studio Plus Hotels, Inc., a national extended stay hotel company from July 1996 until its sale in 1997. From 1981 to July 1996, Mr. Moriarty held various senior executive positions with the Marriott Company, a hotel company, including Brand Vice President of Marriott International (1994-1996), Vice President of Operations for the Residence Inn by Marriott Company (1989-1994), Vice President Finance and Development of Residence Inn (1987-1989), Vice President of Finance and Development for the Roy Rogers Restaurants Company, a subsidiary of the Marriott Company, and Director of Finance and Business Analysis for Marriott Hotels and Resorts.

     JILL M. VALES became Senior Vice President and Chief Financial Officer of the Company in July 1997. From 1996 to 1997, Ms. Vales served as the Chief Operating Officer of Gunster, Yoakley, Valdes-Fauli & Stewart, P.A., a law firm. From 1990 until 1996, Ms. Vales held various positions at Certified Vacations, an affiliate of Alamo Rent-A-Car, including Senior Vice President of Operations and Chief Financial Officer (1994-1996), Vice President of Finance and Operations (1992-1994) and Senior Director of Finance and Operations and Controller (1990-1992). From 1979 to 1990, Ms. Vales held various positions at KPMG Peat Marwick, specializing in auditing travel companies. Ms. Vales is a certified public accountant.

     MARYANN BASTNAGEL became the Senior Vice President and Chief Information Officer of the Company in July 1997. From 1989 to 1997, Ms. Bastnagel held various positions with Marriott International, Inc. in information services and technology, including Vice President of Business Technology, where she was responsible for defining systems and technology strategy for the Marriott Lodging Group. From 1990 to 1994, Ms. Bastnagel was Vice President of Information Systems and a member of the Executive Committee for Residence Inn by Marriott. From 1985 to 1989, she was a Senior Manager with Price Waterhouse Management Consulting Services on large scale information systems development projects. From 1981 to 1985, Ms. Bastnagel was a Senior Consultant with Booz, Allen & Hamilton, Inc.

     SUZANNE B. BELL became the Senior Vice President, General Counsel and Secretary of the Company in July 1997. From July 1996 to July 1997, Ms. Bell was an attorney at Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. From September 1991 to July 1996, she was an attorney at Morgan, Lewis & Bockius LLP. Ms. Bell concentrated her law practice in the areas of mergers and acquisitions and securities laws, representing both public and private companies.

     MELVILLE W. ROBINSON became the Vice President, Corporate Development of the Company in July 1997. From 1994 to July 1997, Mr. Robinson served as the Chief Financial Officer of Cruises Only, one of the Founding Companies. From 1989 until 1993, Mr. Robinson was the President and Chief Financial Officer of the Gale Group, a U.S. based consumer products manufacturing firm. From 1986 to 1989, Mr. Robinson was a Managing Director at PNC Merchant Banking Corp., where he founded and managed the Growth Capital Group. From 1983 to 1986, Mr. Robinson was the Chief Financial Officer of Drug Emporium Inc., a publicly-traded discount drugstore chain.

     JOHN C. DELANO became Vice President, Operations, of the Company in January 1998. Mr. DeLano spent nearly twenty years in the auto rental industry, and from 1991 to 1997 he served as Managing Director and National Operations Manager for Avis Australia, where he coordinated the marketing, operations, human resources, information technology, sales, fleet, accounting and field management functions. In 1992, while under Mr. DeLano's supervision, Avis Australia was awarded the prestigious Australian Quality Award (similar to the Malcolm Baldridge Award in the U.S.) and the 1996 Australian Customer Service Award.

     SPENCER FRAZIER became Vice President, Marketing, of the Company in April 1998. From 1996 to 1998, Mr. Frazier served as the President of Worldwide Concepts, Inc., a consulting firm focused on the promotion of worldwide tourism. From 1994 to 1996, he was the Executive Vice President of Kloster Cruise Limited, overseeing marketing and sales for Royal Cruise Line and international marketing for Norwegian Cruise Line. From August 1991 to July 1994, he was President of Royal Viking Line.

     ROBERT G. FALCONE became a director of the Company in July 1997. Mr. Falcone has served as the Chairman and Chief Executive Officer of Cruises Inc. since its founding in 1982. Mr. Falcone is a member of the National Association of Cruise Only Agencies ("NACOA"), the Airline Reporting Corporation ("ARC"), the Travel Council of the World (Environmental Group), the American Society of Travel Agents ("ASTA"), Cruise Lines International Association ("CLIA") and is the co-founder of the Society of Elite Agents, a trade association of leading cruise specialists ("SEA").

     WAYNE HELLER became a director of the Company in July 1997. Mr. Heller has served as the Chief Executive Officer of Cruises Only since its founding in 1985 and was previously employed with Norwegian Caribbean Cruise Lines from 1980 to 1984. Mr. Heller is a member of ASTA, NACOA and CLIA.

     IMAD KHALIDI became a director of the Company in July 1997. Mr. Khalidi has been President of Auto Europe since 1992. In 1990, he joined Auto Europe as Executive Vice President of Marketing and Sales. From 1983 to 1990, Mr. Khalidi served as an International Travel Trade Manager and an International Licensee Manager with Europcar International S.A., an auto rental company in France. Mr. Khalidi is a member of the Association of Retail Travel Agencies ("ARTA"), ASTA and CLIA.

     JOHN W. PRZYWARA became a director of the Company in July 1997. Mr. Przywara has served as President of D-FW Tours since its founding in 1978. Mr. Przywara is a member of the ARC, CLIA and IATAN.

     ELAN J. BLUTINGER has been a director of the Company since October 1996. Mr. Blutinger is a Managing Director of Alpine Consolidated LLC, a consolidator of highly fragmented businesses. From 1987 to 1995, he was the Chief Executive Officer of Shoppers Express, Inc., an electronic retailing service, which he founded. From 1983 to 1986, Mr. Blutinger was the Chairman and Chief Executive Officer of DSI, a wholesale distributor for the personal computer industry until its acquisition in 1986 by Independent Distribution Incorporated. Mr. Blutinger is also a director and co-founder of ResortQuest International, Inc.

     D. FRASER BULLOCK has been a director of the Company since October 1996. Mr. Bullock is a Managing Director of Alpine Consolidated LLC, and was most recently the President and Chief Operating Officer of VISA Interactive, a wholly-owned subsidiary of VISA International from its inception in 1994 to 1996. In 1993, Mr. Bullock became the President and Chief Operating Officer of U.S. Order, Inc., a provider of remote electronic transaction processing, until it was acquired by VISA International in 1994. From 1991 to 1992, Mr. Bullock was the Senior Vice President of U.S. Order, Inc. From 1986 to 1991, he was the Chief Financial Officer and Executive Vice President of World Corp., Inc., a holding company with various operating subsidiaries including World Airways, Inc. Mr. Bullock was a founding partner of Bain Capital, a Manager of Bain and Company, and a founder of MediVision, Inc., a consolidation of eye surgery centers. Mr. Bullock is also a director and co-founder of ResortQuest International, Inc.

     TOMMASO ZANZOTTO became a director of the Company in July 1997. Mr. Zanzotto is the President of Toscana Ville E Castelli, a real estate development company which owns and operates residential and commercial properties in the lodging and hotel industry. From 1994 to 1996, he was the Chairman and Chief Executive Officer of Hilton International. From 1969 to 1993, Mr. Zanzotto held various positions with American Express Travel Related Services including President International, American Express Financial and Travel Services (1990-1993); President, American Express Corporate Card Division (1987-1990); President, American Express Travelers Cheques (Europe, Africa, Middle East). Mr. Zanzotto is a member of the World Travel and Tourism Council, and a Governor of the Transportation and Travel Committee of the World Economic Summit. Mr. Zanzotto is also a director of Compass International Services Corporation.

     LEONARD A. POTTER served as a director of the Company from its formation until May 1997. After the initial public offering in July 1997, he became an Advisory Director to the Board. Mr. Potter is a co-founder and Managing Director of Capstone Partners, LLC, a venture firm specializing in consolidation transactions. Capstone Partners, LLC was a co-founder of Staffmark, Inc. and ResortQuest International, Inc. Prior to forming Capstone Partners, LLC in April 1996, Mr. Potter was an attorney at Morgan, Lewis & Bockius LLP for more than five years practicing in the areas of mergers and acquisitions and securities law. While at Morgan, Lewis & Bockius he represented a number of public companies in connection with their creation and subsequent implementation of consolidation strategies similar to the Company's, including U.S. Office Products, F.Y.I. Incorporated and Cotelligent Group.

BOARD OF DIRECTORS

         The Board of Directors has established an Audit Committee, a Compensation Committee and an Acquisition Committee, and may establish other committees from time to time as the Board may determine.

         Leonard A. Potter, the Company's Advisory Director, attends meetings of the Board of Directors, consults with officers and directors of the Company and provides guidance (but not direction) concerning management and operation of the Company's business. The Advisory Director is not a director of the Company and accordingly will not have a right to vote as a director.

         The Audit Committee consists of three members, two of whom are independent directors. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and the results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, reviews recommendations regarding the Company's accounting methods and the adequacy of its systems of internal accounting controls, and reviews and approves financial press releases and reports.

         The Compensation Committee consists of two members, each of whom is a "disinterested director," as defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews and determines compensation for the Company's executive officers, administers the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan") and makes recommendations to the Board of Directors with respect to the Company's compensation policies.

         The Acquisition Committee consists of three fixed members and one floating member. The floating member changes based upon the business segment to which an acquisition relates. The Acquisition Committee has the authority to review and approve acquisitions with a purchase price of $10 million or less, provided that if the acquisition relates to a new line of business for the Company, then the acquisition must be reviewed and approved by the full Board of Directors.

         The Board of Directors does not have any other committees at this time, although additional committees may be formed in the future. All officers serve at the discretion of the Board of Directors, subject to the terms and conditions of such officers' employment agreements with the Company.

         During 1997, the Company's Board of Directors held three meetings and took a number of other actions by written consent. During 1997, with the exception of Imad Khalidi, each director attended at least 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board, and (ii) the number of meetings of committees of the Board of Directors held during the period he served on such committees. Mr. Khalidi attended two of the three Board of Directors meetings held during 1997. Mr. Khalidi does not serve on any committees of the Board of Directors.

SECTION 16(A)  BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and owners of more than 10% of the Company's common stock to file reports of ownership on Form 3 and changes of ownership on Form 4 or Form 5 with the Securities and Exchange Commission and The Nasdaq Stock Market. Such persons are also required to furnish the Company with a copy of all such forms filed.

         Based solely on its review of copies of such reports or written representations from or on behalf of certain reporting persons, the Company believes that, during the year ended December 31, 1997, all Section 16(a) filing requirements applicable to such persons were timely satisfied.

EXECUTIVE COMPENSATION

         The following table sets forth the aggregate compensation paid to the Company's Chief Executive Officer and the five other most highly compensated executive officers whose total 1997 annualized salary and bonus was $100,000 or more (the Chief Executive Officer and such other executive officers of the Company are sometimes referred to herein as the "Named Executive Officers") with respect to the year ended December 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                     COMPENSATION
                                              ANNUAL COMPENSATION                       AWARDS
                                              -------------------                   ----------------
                                                                    OTHER ANNUAL      SECURITIES
                                                                    COMPEN-           UNDERLYING     ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR (1)    SALARY (2)   BONUS        SATION              OPTIONS      COMPENSATION
                                          ($)          ($)          ($)                   (#)        ($)
----------------------------- ----------- ------------ ------------ --------------- ---------------- ---------------
Joseph V. Vittoria            1997           84,615       86,000    --                    100,000        --
CEO
Michael J. Moriarty           1997           63,462       51,500    --                     75,000       6,104 (3)
President/COO
Jill M. Vales                 1997           63,462       32,000    --                     50,000      24,000 (4)
Sr. VP/CFO
Maryann Bastnagel             1997           63,462       48,500    --                    110,000       8,172 (3)
Sr. VP/CIO
Suzanne B. Bell               1997           52,885       27,000    --                     25,000        --
Sr. VP/General Counsel
Imad Khalidi (5)              1997          293,231      295,000    --                         --        --
VP European Operations

-------------------
(1) With the exception of Mr. Khalidi, each of the Named Executive Officers commenced employment with the Company upon consummation of the initial public offering (July 28, 1997). Mr. Khalidi served as President of Auto Europe prior to the initial public offering. Commencing on July 28, 1997, Mr. Khalidi served as CEO of Auto Europe and as a director and Vice President, European Operations, of the Company.

(2) Annual salaries are as follows: $200,000 for Mr. Vittoria; $150,000 for each of Mr. Moriarty, Ms. Vales and Ms. Bastnagel; and $125,000 for Ms. Bell. Mr. Khalidi's 1997 salary and bonus include amounts paid by Auto Europe prior to the initial public offering. After the offering, Mr. Khalidi's annual salary is $140,000.

(3)  Consists of relocation expenses paid during 1997.

(4) Consists of consulting fees paid prior to the consummation of the Company's initial public offering.

(5) Effective March 1998, Mr. Khalidi no longer serves as Vice President, European Operations, but continues in his capacities as CEO of Auto Europe and as a director of the Company.

         The following table sets forth the stock options granted to the Named Executive Officers during the year ended December 31, 1997:

                        STOCK OPTION GRANTS AND EXERCISES

                                                        INDIVIDUAL GRANTS                        GRANT DATE
                                                                                                 VALUE(1)
                                  -------------------------------------------------------------- -------------------
                                  NUMBER OF
                                  SECURITIES     %OF TOTAL
                                  UNDERLYING     OPTIONS
                                  OPTIONS        GRANTED TO     EXERCISE OR                      GRANT DATE
                                  GRANTED        EMPLOYEES IN   BASE PRICE                       PRESENT VALUE
           NAME                   (#)            FISCAL YEAR    ($/SH)         EXPIRATION DATE   ($)
           ---------------------- -------------- -------------- -------------- ----------------- -------------------
           Joseph V. Vittoria           100,000      10.4           14.00          7/28/07            821,000
           Michael J. Moriarty           75,000       7.8           14.00          7/28/07            615,000
           Jill M. Vales                 50,000       5.2           14.00          7/28/07            410,000
           Maryann Bastnagel            110,000      11.4           14.00          7/28/07            903,000
           Suzanne B. Bell               25,000       2.6           14.00          7/28/07            205,000
           Imad Khalidi                --             --             --               --                 --

         ---------------
         (1) Calculated using the Black-Scholes valuation method.

         None of the Named Executive Officers exercised any stock options during 1997. All of the options disclosed in the table above vest at the rate of 25% per year.

DIRECTOR COMPENSATION

         Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives a fee of $2,000 for attendance at each Board of Directors' meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors' meeting). Directors are also reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof incurred in their capacity as directors.

         The Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in 1997, provides for: (i) the automatic grant to each non-employee director and Advisory Director (a "Participant") serving at the commencement of the initial public offering of an option to purchase 10,000 shares; and thereafter (ii) the automatic grant to each Participant of an option to purchase 10,000 shares upon such person's initial election as a director or appointment as an Advisory Director. In addition, the Directors' Plan provides for an automatic annual grant to each Participant of an option to purchase 5,000 shares at each annual meeting of stockholders following the Offering; provided, however, that if the first annual meeting of stockholders following a person's initial election as a non-employee director or appointment by the Board as an Advisory Director is within three months of the date of such election or appointment, such person will not be granted an option to purchase 5,000 shares of Common Stock at such annual meeting. These options will have an exercise price per share equal to the fair market value of a share at the date of grant. Options granted under the Directors' Plan will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director or advisor, and options will be immediately exercisable. In addition, the Directors' Plan permits Participants to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" that may be settled at future dates, as elected by the Participants. The number of shares or deferred shares received will be equal to the number of shares which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees. The Company has reserved 100,000 shares of Common Stock for use in connection with the Directors' Plan. Upon consummation of the initial public offering, Messrs. Blutinger, Bullock, Zanzotto and Potter each received options to purchase 10,000 shares.

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

         The Company was incorporated in April 1996, however, the Company did not conduct operations or generate revenue and did not pay any of its executive officers compensation as employees until July 1997. During 1997, its most highly compensated executive officers were Messrs. Vittoria, Moriarty and Khalidi and Ms. Bastnagel, Ms. Vales and Ms. Bell. The Company granted Messrs. Vittoria and Moriarty and Ms. Bastnagel, Ms. Vales and Ms. Bell options to purchase 100,000, 75,000, 110,000, 50,000 and 25,000 shares of Common Stock, respectively, at $14.00 per share, the initial public offering price. These options will vest in equal installments on each of the first four anniversaries of the initial offering.

         Mr. Vittoria has entered into an employment agreement with the Company providing for an annual base salary of $200,000. Mr. Moriarty has entered into an employment agreement with the Company providing for an annual base salary of $150,000 plus in the first year a guaranteed minimum bonus of $75,000. Ms. Vales, Mr. Khalidi, Ms. Bastnagel and Ms. Bell each have entered into an employment agreement with the Company providing for an annual base salary of $150,000, $140,000, $150,000 and $125,000, respectively. Each of these agreements is for a term of three years. In addition, certain executive officers of the Operating Companies, including Messrs. Falcone, Heller and Przywara, members of the Board of Directors, have entered into employment agreements. Effective July 28, 1997, Mr. Falcone's employment agreement is for a term of five years; Mr. Heller's and Mr. Przywara's employment agreements are for a term of three years (in each case, the "Initial Term"). Unless terminated or not renewed by the Company or the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each employment agreement contains a covenant not to compete (the "Covenant") with the Company for a period of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment. Under this Covenant, the executive officer is prohibited from: (i) engaging in any travel service business in direct competition with the Company within defined geographic areas in which the Company or its subsidiaries does business; (ii) enticing a managerial employee of the Company away from the Company; (iii) calling upon any person or entity which is, or has been, within one year prior to the date of termination, a customer of the Company; or (iv) calling upon a prospective acquisition candidate which the employee knew was approached or analyzed by the Company, for the purpose of acquiring the entity. The Covenant may be enforced by injunctions or restraining orders and shall be construed in accordance with the changing activities, business and location of the Company.

         Each of these employment agreements provides that, in the event of a termination of employment by the Company without cause during the Initial Term the employee will be entitled to receive from the Company an amount equal to his or her then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of a termination of employment without cause after the Initial Term of the employment agreement, the employee will be entitled to receive an amount equal to his or her then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control and the successor's intent to be bound by such employment agreement, the employee may elect to terminate his or her employment and receive in one lump sum three times the amount he or she would receive pursuant to a termination without cause during the Initial Term. The employment agreements of Messrs. Falcone, Heller, Khalidi and Przywara also state, that in the event of a termination without cause by the Company or a change in control, the employee may elect to waive the right to receive severance compensation and, in such event, the noncompetition provisions of the employment agreement will not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his or her employment agreement and receive in one lump sum two times the amount he or she would receive pursuant to a termination without cause during the Initial Term. In such an event, the noncompetition provisions of the employment agreement would apply for two years from the effective date of termination.

         Each agreement with respect to the acquisition of an Operating Company also contains a similar covenant prohibiting sellers from competing with the Company for a periods following the consummation of the respective acquisition.

INDEMNIFICATION AGREEMENTS

         The Company has entered into indemnification agreements with each of the Company's directors and executive officers. The indemnification agreements require, among other things, that the Company indemnify its directors and executive officers to the fullest extent permitted by law, and advance to the directors and executive officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by directors and executive officers seeking to enforce their rights under the Company's directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the Charter and Bylaws, it provides greater assurance to directors and executive officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights it provides. The Company expects that the indemnification agreements will be amended or replaced, as appropriate, to conform to Florida law in the event that the Company's reincorporation from Delaware to Florida is approved by the Company's stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is composed of Tommaso Zanzotto and Elan Blutinger. Mr. Zanzotto has never been an officer or employee of the Company or its subsidiaries. Mr. Blutinger was an officer of the Company prior to the Company's initial public offering. The Company was initially capitalized by Alpine Consolidated, LLC, a consolidator of highly fragmented businesses, of which Elan Blutinger is a Managing Director, and Capstone Partners, LLC. As a result of a 5,444.45 for one stock split effective on May 14, 1997, the 300 shares of Common Stock initially issued by the Company to its founders, including Alpine Consolidated, LLC, totaled 1,633,335 shares on the consummation of the initial public offering. In addition, prior to consummation of the initial public offering, TSGI Funding, LLC ("TSGI"), a Delaware limited liability company, extended loans to the Company from time to time in amounts equal to the legal, accounting and other transactional costs, expenses and disbursements incurred by the Company in connection with the acquisitions of the Founding Companies and the initial public offering. The member managers of TSGI were Alpine Consolidated, LLC and Capstone Partners, LLC. All amounts loaned by TSGI were repaid, without interest, by the Company on July 28, 1997, upon consummation of the initial public offering. Such loans aggregated $950,000.

REPORT OF THE COMPENSATION COMMITTEE

         The Compensation Committee has the authority to determine the compensation of the Company's executive officers and the executive officers of the Company's subsidiaries, and to administer the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan"). The Compensation Committee was constituted on August 11, 1997, and currently consists of two outside directors who are not officers or employees of the Company. In general, the goals of the Compensation Committee are to enable the Company to (1) recruit, develop and retain highly motivated and qualified managers; (2) maximize financial performance, balancing appropriately the short and long term goals of the Company; and (3) align the interests of Company management with those of its stockholders through the use of stock options and incentives tied to increases in stockholder value.

         During 1997, the executive officers were compensated pursuant to employment agreements entered into in connection with the Company's initial public offering and prior to the appointment of the Compensation Committee. Accordingly, the Compensation Committee did not determine the 1997 salaries of the executive officers.

         In addition to compensation through base salaries, the Compensation Committee has the authority to issue performance-based bonuses. Bonus payments made in connection with performance in 1997 were made in cash. In the future, such bonus payments may, in the discretion of the Compensation Committee, be made in cash or stock options. The Compensation Committee is responsible for the selection of the employees to whom options will be granted, the number of shares subject to each such option and the terms and conditions of such options, consistent with the Incentive Plan. The Compensation Committee seeks to use the Incentive Plan as a means to motivate the Company's management and key personnel. In addition to year-end performance bonuses, determinations of option grants may be made during the year, either in connection with new acquisitions, additional equity offerings by the Company, or the addition of new key personnel, as appropriate in furtherance of the Company's objectives. Such objectives may include recognition of past qualitative performance and incentives to continue the growth and profits of the Company's business. To facilitate the Compensation Committee's achievement of its goals, the committee has engaged an outside consulting firm to evaluate the compensation structure and make recommendations to the committee.

         Section 162(m) of the Internal Revenue Code generally limits the tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and the four next most highly compensated executive officers, except to the extent that any such excess compensation is paid pursuant to a performance-based or stock option plan that has been approved by stockholders. The Compensation Committee will study the potential impact of
Section 162(m) and will, to the extent it deems appropriate, take reasonable steps to minimize or eliminate any potential impact of Section 162(m) on the Company, while at the same time preserving the objective of providing appropriate incentive awards. The Compensation Committee believes that there are no current executive compensation programs or outstanding awards that would be impacted by Section 162(m).

                                                       COMPENSATION COMMITTEE

                                                       ELAN J. BLUTINGER
                                                       TOMMASO ZANZOTTO

PERFORMANCE GRAPH

         The following graph provides a comparison of the cumulative total stockholder return for the period from July 22, 1997 (the date on which the Company's common stock commenced trading on the Nasdaq Stock Market) to December 31, 1997 (assuming reinvestment of dividends, if any) among the Company, the Standard & Poor's 500 Index and the Russell 2000 Index. The Company does not believe that it can reasonably identify a peer group or published industry or line-of-business index for comparison to the Company. Therefore, the Russell 2000 Index has been used by the Company for comparison purposes because it represents growth companies with market capitalizations similar to the Company.

                COMPARISON OF FIVE MONTH CUMULATIVE TOTAL RETURN*
             AMONG TRAVEL SERVICES INTERNATIONAL, INC., THE STANDARD
                  & POOR'S 500 INDEX AND THE RUSSELL 2000 INDEX

                                         7/24/97     7/97       8/97       9/97       10/97       11/97      12/97
TRAVEL SERVICES INTERNATIONAL, INC.       $100       $146       $174       $148       $160        $154       $170

STANDARD & POOR'S 500                     $100       $108       $102       $107       $104        $109       $111

RUSSELL 2000                              $100       $105       $107       $115       $110        $109       $111

         *Assumes $100 invested on 7/24/97 in stock or on 6/30/97 in index - including reinvestment of dividends.  Fiscal year ending December 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

FORMATION, INITIAL PUBLIC OFFERING AND FOUNDING COMPANY ACQUISITIONS

         The Company was formed in April 1996. The Company was initially capitalized by Alpine Consolidated, LLC, a consolidator of highly fragmented businesses, of which Elan Blutinger and D. Fraser Bullock, Directors of the Company, are Managing Directors, and Capstone Partners, LLC, a venture firm specializing in consolidation transactions, of which Leonard Potter, who is an Advisory Director to the Board, is a Managing Director. As a result of a 5,444.45 for one stock split effective on May 14, 1997, the 300 shares of Common Stock initially issued by the Company to its founders totaled 1,633,335 shares on the consummation of the initial public offering.

         Prior to consummation of the initial public offering, TSGI Funding, LLC ("TSGI"), a Delaware limited liability company, extended loans to Travel Services International, Inc. from time to time an amount equal to the legal, accounting and other transactional costs, expenses and disbursements incurred by the Company in connection with the acquisitions of the Founding Companies and the initial public offering. The member managers of TSGI were Alpine Consolidated, LLC and Capstone Partners, LLC. All amounts loaned by TSGI to Travel Services International, Inc. were repaid, without interest, by the Company on July 28, 1997, upon consummation of the initial public offering. Such loans aggregated $950,000.

         The aggregate consideration paid by the Company in the acquisitions of the Founding Companies consisted of approximately $29.1 million in cash and 3,422,225 shares of Common Stock. In addition, certain non-operating assets with a net book value of approximately $2.2 million were excluded from the Combinations and retained by certain stockholders of the Founding Companies. The following table sets forth the consideration paid to each of the Founding Companies.

              COMPANY                          CASH                   SHARES
              -------                          ----                   ------
                                     (IN THOUSANDS)
          Auto Europe...............          $5,000                 1,083,334
          Cruises Only..............           9,211                   908,334
          Travel 800................           9,241                   902,778
          Cruises Inc...............           3,431                   333,334
          D-FW Tours................           2,215                   194,445
                                               -----                   -------

             Total..................         $29,098                 3,422,225
                                             =======                 =========

         The consideration paid for the Founding Companies was determined through arm's-length negotiations between the Company and representatives of each Founding Company. The cash portion includes working capital adjustments, reimbursements of certain legal and accounting fees incurred by stockholders and estimated reimbursements to certain stockholders for certain taxes that will be incurred by them in connection with the Combinations. The factors considered by the parties in determining the consideration paid included, among others, the historical operating results, the net worth, the levels and type of indebtedness and the future prospects of the Founding Companies. Each Founding Company was represented by independent counsel in the negotiation of the terms and conditions of the Combinations.

         Pursuant to the agreements entered into in connection with the acquisitions of the Founding Companies, the stockholders of the Founding Companies agreed not to compete with the Company for three years, commencing on the date of consummation of the Offering.

         Prior to the initial public offering, substantially all the indebtedness of the Founding Companies was personally guaranteed by their respective stockholders or by entities controlled by such stockholders. In connection with the Combinations, the Company assumed all remaining payment obligations of such indebtedness. Indebtedness assumed as of July 28, 1997 includes the following: (i) Auto Europe's mortgage note payable to Key Bank of $1,181,000, bearing interest at prime plus 1%, payable in monthly principal installments of $7,000, maturing in August 2002; (ii) Auto Europe's mortgage note payable to U.S. Small Business Administration of $735,000, bearing interest at 7.25%, payable in monthly principal and interest payments of $6,000, maturing in October 2016; (iii) Cruises Only mortgage payable of $1,947,000 to Barnett Bank, bearing interest at 7.8% with monthly payments of $17,000 through October 2000 and thereafter bearing interest at a rate equal to the five year treasury yield plus 1.9% or prime, as selected by Cruises Only through maturity in October 2005; (iv) Cruises Only note payable to Barnett Bank of $603,000, bearing interest at 8.5% with monthly payments of $12,000, maturing in 2002; and
(v) Cruises Only note payable to Barnett Bank of $842,000, bearing interest at prime minus .25% with monthly payments of $20,000, maturing in 2001.

         Subsequently to the Combinations, the Company repaid the mortgage to the Small Business Administration as required upon the change in ownership, and Cruises Only's obligations to Barnett Bank were modified to include a fixed interest rate of 7.2% and to pledge as collateral Company funds totaling $3 million.

         In connection with the Combinations, as a consideration for their interests in the Founding Companies, certain directors and holders of more than 5% of the outstanding shares of the Company, together with their spouses or trusts for the benefit of their immediate family members, received cash and shares of Common Stock of the Company as follows:

                                                     CASH               SHARES
                                                     ----               ------
         Alex Cecil...................           $5,000,000           1,083,334
         Robert G. Falcone............           $3,431,000             300,000
         Wayne Heller.................           $9,211,000             908,334
         Susan Parker.................           $9,241,000             902,778
         John Pryzwara................           $2,215,000             194,445

OTHER TRANSACTIONS

         Since 1990, Cruises Inc. has leased office space from Pioneer Park I Company ("Pioneer") pursuant to a lease dated August 9, 1990, as subsequently amended and supplemented. One of the principals of Pioneer is Michael Falcone, the brother of Robert Falcone. The rent paid by Cruises Inc. to Pioneer during 1997 was $201,000. The lease terminates on February 28, 2006.

         Prior to the initial public offering, 800 Ideas, Inc., the predecessor to Travel 800 and a company controlled by Susan Parker, a former director and a greater than 5% stockholder of the Company, entered into a Custom Network Service Arrangement ("CNSA") with Sprint Communications Company LP for long distance telephone services. This contract was not transferred as part of the Combinations, but was retained by 800 Ideas, Inc. Travel 800 continues to utilize long distance telephone services under the CNSA and pays for its portion of usage under the CNSA.

         Jacqueline Duffort Cecil, the wife of Alex Cecil, a holder of more than 5% of the outstanding shares of the Company and the Chief Executive Officer of Auto Europe prior to July 1997, loaned

$300,000 to Auto Europe on December 31, 1995 and 1996 at an interest rate of prime plus 1%. Auto Europe repaid this in February 1997.

         During 1995, Auto Europe advanced $2.1 million to Alex Cecil who used the advance to purchase an island off the coast of Maine. Subsequently he contributed this island to Auto Europe in return for the cancellation of his obligations on the advance. This island was not included in the assets of Auto Europe acquired by the Company in July 1997.

         Auto Europe has purchased computer equipment from The Seris II Group, which is owned by Imad Khalidi, a director of the Company and Chief Executive Officer of Auto Europe, and certain other employees of Auto Europe. Auto Europe purchases the equipment at cost to The Seris II Group. Auto Europe purchased $134,000 worth of computer supplies and equipment from The Seris II Group during 1997.

         Prior to the initial public offering, Auto Europe extended a loan to Imad Khalidi, a director of the Company and Chief Executive Officer of Auto Europe. The indebtedness is evidenced by a note, the principal amount of which is $326,000. The note bears interest at 6% and is payable on September 30, 1998.

                     PROPOSAL TO APPROVE THE REINCORPORATION
                     OF THE COMPANY FROM DELAWARE TO FLORIDA
                                (PROPOSAL NO. 2)

INTRODUCTION

         In April 1998, the Board of Directors approved a plan to change the Company's state of incorporation from Delaware to Florida (the "Reincorporation"). The Reincorporation will be effected by merging the Company into a Florida corporation to be called TSI Florida, Inc. (or other similar name based on availability at the time the Company incorporates such entity) ("TSI Florida"), pursuant to an Agreement and Plan of Merger to be entered into between the Company and TSI Florida (the "Merger Agreement"). A copy of the form of Merger Agreement is set forth as Exhibit A to this Proxy Statement. At the time of the Reincorporation, TSI Florida will be a wholly owned subsidiary of the Company recently incorporated in Florida for purposes of effecting the Reincorporation. Upon consummation of the Reincorporation, TSI Florida will continue to exist as the surviving corporation of the merger and its name will be changed to "Travel Services International, Inc." and it will register to conduct business under the name "The Travel Company".

REASONS FOR THE REINCORPORATION

         The principal reason for the Reincorporation is to reduce the Company's expenses. Under the Delaware General Corporation Law (the "Delaware Act"), the Company is currently required to pay Delaware an annual franchise tax of approximately $150,000. By contrast, a corporation organized under the laws of the State of Florida is currently required to pay an annual fee of $150, but is not required to pay any franchise tax as required by Delaware. If the Reincorporation is approved by the Company's stockholders and subsequently effected, the Company will be required to pay a pro rata portion of the 1998 Delaware franchise tax based on the portion of the year during which the Company was incorporated in Delaware.

         While franchise tax savings is the principal reason for the proposed Reincorporation, an additional reason for the Reincorporation is to conform the Company's legal residence to its principal place of business. The Board of Directors believes that having the Company's legal residence in Florida may have certain advantages. For example, it could enable the Company to have a more significant voice in the legislative process with respect to corporate and other Florida laws directly affecting it. This opportunity can be important, as corporations are substantially affected by changes in the legal and financial environment in which they operate and by the variety of legislative and other governmental actions which may be taken in response to such changes. In addition, a corporation's state of incorporation is likely to be a litigation forum from time to time, and litigation at a distance from the Company's principal offices can result in significant inconveniences and added expense to the Company.

         With respect to matters of corporate law, the Board of Directors believes that the Florida Business Corporation Act (the "Florida Act") will meet the Company's business needs, and that the Delaware Act does not offer corporate law advantages sufficient to warrant payment of the franchise tax burden that results from maintaining a legal residence in Delaware. The Florida Act is a comprehensive, modern and flexible statute based on the Revised Model Business Corporation Act. It generally provides the flexibility in management of a corporation and in the conduct of various business transactions that is characteristic of the Delaware Act. See "Material Differences between Delaware and Florida Corporate Laws."

THE MERGER

         The Reincorporation will be effected by a merger (the "Merger") of the Company with and into TSI Florida, with TSI Florida being the surviving corporation. The terms and conditions of the Merger are set forth in the form of Merger Agreement included as Exhibit A to this Proxy Statement. The summary of the terms and conditions of the Merger set forth below is qualified by reference to the full text of the Merger Agreement. Upon consummation of the Merger, TSI Florida will continue to exist and its name will be changed to Travel Services International, Inc., and the Company will cease to exist. The Reincorporation will change the legal domicile of the Company, but will not result in a change in the principal offices, business, management, capitalization, assets or liabilities of the Company. By operation of law, TSI Florida will succeed to all of the assets and assume all of the liabilities of the Company. The Board of Directors of TSI Florida will be comprised of the directors of the Company at the time of the Merger, and the persons who are currently serving as executive officers of the Company will continue to serve in the same capacities for TSI Florida.

         After the Merger, the rights of stockholders and the Company's corporate affairs will be governed by the Florida Act and by the articles of incorporation and bylaws of TSI Florida, instead of the Delaware Act and the certificate of incorporation and bylaws of the Company. The material differences are discussed below under "Material Differences between Delaware and Florida Corporate Laws." A copy of the articles of incorporation of TSI Florida is set forth as Exhibit B to this Proxy Statement. The certificate of incorporation and bylaws of the Company and the bylaws of TSI Florida are available for inspection by stockholders of the Company at the principal offices of the Company located at 220 Congress Park Drive, Delray Beach, Florida 33445.

         Upon the effectiveness of the Merger, each outstanding share of Restricted Voting Common Stock will be automatically converted into one share of the restricted voting common stock, par value $0.01 per share, of TSI Florida (the "Florida Restricted Stock"), and each outstanding share of non-restricted Common Stock will be automatically converted into one share of the non-restricted common stock, par value $0.01 per share, of TSI Florida (the "Florida non-restricted Stock" and together with the Florida Restricted Stock, the "Florida Common Stock"). Each outstanding certificate representing shares of Common Stock will continue to represent the same number of shares of Florida Common Stock and such certificates will be deemed for all corporate purposes to evidence ownership of shares of Florida Common Stock. IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF TSI FLORIDA. The Florida Common Stock will continue to be listed on The Nasdaq Stock Market, without interruption, and The Nasdaq Stock Market will consider the delivery of existing stock certificates of the Company as constituting "good delivery" of shares of TSI Florida in stock transactions effected after the Merger.

         Following the Merger, the Company's compensation plans, including the Plan described in Proposal No. 3 in this Proxy Statement, will be continued by TSI Florida, and the options granted pursuant to such plans will automatically be converted into options to purchase the same number of shares of Florida Common Stock at the same exercise price and upon the same terms and conditions as set forth in the options. The Company's other employee benefit plans and arrangements will also be continued by TSI Florida upon the same terms and conditions.

         Consummation of the Merger is subject to the approval of the Company's stockholders. The Merger is expected to become effective as soon as practicable after stockholder approval is obtained and all other conditions to the Merger have been satisfied, including the receipt of all consents, orders and approvals necessary for consummation of the Merger and the listing of the shares of the Florida Common

Stock on The Nasdaq Stock Market. Prior to its effectiveness, however, the Merger may be abandoned by the Board of Directors if, for any reason, the Board of Directors determines that consummation of the Merger is no longer advisable.

         Appraisal rights are not available to stockholders of the Company with respect to the proposed Merger.

FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION

         A holder of Common Stock will not recognize gain or loss in respect of the Common Stock as a result of the Reincorporation. The basis in a share of TSI Florida will be the same as the basis in the corresponding share of the Company immediately prior to the Reincorporation. The holding period in a share of TSI Florida will include the period during which the corresponding share of the Company was held, provided the corresponding share was held as a capital asset at the time of the Reincorporation.

         In addition, neither the Company nor TSI Florida will recognize gain or loss as a result of the Reincorporation, and TSI Florida generally will succeed, without adjustment, to the tax attributes of the Company. Because the Company is based in Florida, it is already qualified to transact business in Florida and pays Florida corporate income tax. Accordingly, changing the state of incorporation of the Company is not expected to affect the amount of corporate income and other taxes payable, other than eliminating liability for the Delaware franchise tax.

         Although the Company does not anticipate that state or local income tax consequences to stockholders will vary from the federal income tax consequences described above, stockholders should consult their own tax advisors as to the effect of the Reincorporation under applicable state and local tax laws.

DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

         The following statements are brief summaries of certain provisions relating to the capital stock of TSI Florida that will be contained in its articles of incorporation. The provisions relating to the capital stock of TSI Florida described below, including voting rights with respect thereto, shall be substantially the same as the provisions relating to the capital stock of the Company contained in its current certificate of incorporation. The summary below is qualified in its entirety by reference to the full text of the articles of incorporation of TSI Florida included as Exhibit B to this Proxy Statement.

         COMMON STOCK. Holders of TSI Florida Restricted Stock will be entitled to four-tenths of a vote per share on each matter that is submitted to shareholders for approval and holders of the TSI Florida non-restricted Stock will be entitled to one vote per share on each matter that is submitted to shareholders for approval. Shareholders of TSI Florida will not have cumulative voting rights.

         Holders of TSI Florida Common Stock are entitled to receive dividends and other distributions when, as and if declared by the Board of Directors of TSI Florida out of funds legally available therefor, subject to the preferential rights of the holders of Shares of preferred stock, par value $.01 per share (the "Preferred Stock"), if any, of TSI Florida.

         Shareholders of TSI Florida will have no preemptive or other rights to subscribe for additional shares of TSI Florida Common Stock or other securities of TSI Florida.

         PREFERRED STOCK. TSI Florida will be authorized to issue up to 1,000,000 shares of Preferred Stock. Although TSI Florida has no present plans to issue any shares of Preferred Stock, shares of Preferred Stock may be issued from time to time in one or more classes or series with such designations, powers, preferences, rights, qualifications, limitations and restrictions as may be fixed by the Board of Directors. The Board of Directors, without obtaining stockholder approval, could issue the Preferred Stock with voting and/or conversion rights and thereby dilute the voting power and equity of the holders of TSI Florida Common Stock and adversely affect the market price of such stock. The issuance of Preferred Stock could also be used as an anti-takeover measure by TSI Florida without any further action by the shareholders.

MATERIAL DIFFERENCES BETWEEN DELAWARE AND FLORIDA CORPORATE LAWS

         The material differences between the Florida Act and the articles of incorporation and bylaws of TSI Florida on the one hand, and the Delaware Act and the certificate of incorporation and bylaws of the Company on the other, are summarized below.

         LIABILITIES OF DIRECTORS. The Florida Act generally provides that a director is not personally liable for monetary damages to the corporation or any other person for any act or omission as a director unless the director breached or failed to perform his duties as a director and such breach or failure (1) constitutes a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (2) constitutes a transaction from which the director derived an improper personal benefit, (3) results in an unlawful distribution,
(4) in a derivative action or an action by a shareholder, constitutes conscious disregard for the best interests of the corporation or willful misconduct or (5) in a proceeding other than a derivative action or an action by a shareholder, constitutes recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property. The Delaware Act provides that a corporation's certificate of incorporation may contain a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for a breach which (a) constitutes a breach of the director's duty of loyalty to the corporation or its stockholders, (b) constitutes an act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (c) results in an unlawful distribution or (d) relates to a transaction from which the director derived an improper personal benefit. The Company's certificate of incorporation currently includes such a provision.

         INDEMNIFICATION. Under both the Florida Act and the Delaware Act, a corporation may generally indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any proceedings (other than derivative actions), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in derivative actions, except that indemnification may be made only for (1) expenses (including attorneys' fees) and certain amounts paid in settlement, and (2) in the event the person seeking indemnification has been adjudicated liable, amounts deemed proper, fair and reasonable by the appropriate court upon application thereto. The Delaware Act and the Florida Act both provide that to the extent that such persons have been successful in defense of any proceeding, they must be indemnified by the corporation against expenses actually and reasonably incurred in connection therewith. Additionally, the Florida Act provides that, unless a corporation's articles of incorporation provide otherwise, if a corporation does not so indemnify such persons, they may seek, and a court may order, indemnification under certain circumstances even if the board of directors or shareholders of the corporation have determined that the persons are not entitled to indemnification. The certificate of incorporation and bylaws of the Company and the articles of incorporation and bylaws of TSI Florida generally provide that directors and officers will be indemnified to the fullest extent permitted by law.

         The Company currently has indemnification agreements with each of its directors and executive officers. These indemnification agreements will be amended or replaced with similar indemnification agreements, as appropriate, to conform the indemnification agreements to the provisions of the Florida Act.

         DERIVATIVE ACTIONS. The Delaware Act provides that (1) a person may not bring a derivative action unless the person was a stockholder of the corporation at the time of the challenged transaction or unless the stock thereafter devolved on such person by operation of law, (2) a complaint in a derivative proceeding must allege with particularity the efforts made by a person, if any, to obtain the desired action from the directors or comparable authority and the reason for the failure to obtain such action or for not making the effort, (3) a derivative proceeding may be settled or discontinued only with court approval and (4) the court may dismiss a derivative proceeding if it finds that a committee of independent directors have acted independently and in good faith and have demonstrated a reasonable basis for its determination that the action should be dismissed. The Florida Act provides for similar requirements, except that (a) a complaint in a derivative proceeding must be verified and must allege with particularity that a demand was made to obtain action by the board of directors and that the demand was refused or ignored, (b) the court may dismiss a derivative proceeding if the court finds that certain independent directors (or a committee of independent persons appointed by such directors) have determined in good faith after conducting a reasonable investigation that the maintenance of the action is not in the best interests of the corporation and
(c) if an action was brought without reasonable cause, the court may require the plaintiff to pay the corporation's reasonable expenses.

         DISTRIBUTIONS AND REDEMPTIONS. A Florida corporation may make distributions to shareholders as long as, after giving effect to such distribution, (1) the corporation would be able to pay its debts as they become due in the usual course of business, and (2) the corporation's total assets would not be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise, which TSI Florida's articles of incorporation do not) the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Under the Florida Act, a corporation's redemption of its own capital stock is deemed to be a distribution. A Delaware corporation may pay dividends out of surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. A Delaware corporation is generally prohibited from redeeming any of its capital stock if the redemption would result in an impairment of the corporation's capital.

         SHAREHOLDER INSPECTION OF BOOKS AND RECORDS. Under the Florida Act, a shareholder is entitled to inspect and copy the articles of incorporation, bylaws, certain board and shareholder resolutions, certain written communications to shareholders, a list of the names and business addresses of the corporation's directors and officers, and the corporation's most recent annual report, during regular business hours if the shareholder gives at least five business days' prior written demand to the corporation. In addition, a shareholder of a Florida corporation is entitled to inspect and copy certain other books and records of the corporation during regular business hours if the shareholder gives at least five business days' prior written demand to the corporation and (1) the shareholder's demand is made in good faith and for a proper purpose, (2) the demand describes with particularity its purpose and records to be inspected or copied and (3) the requested records are directly connected with such purpose. The Florida Act also provides that a corporation may deny certain demands for inspection if such demand was made for an improper purpose or if the demanding shareholder has, within two years preceding such demand, sold or offered for sale any list of shareholders of the corporation or any other corporation, has aided or abetted any person in procuring a list of shareholders for such purpose or has improperly used any information secured through any prior examination of the records of the corporation or any other corporation. The provisions of the Delaware Act governing the inspection and copying of a corporation's books and records are generally less restrictive than those of the Florida Act. Specifically, the Delaware Act permits any stockholder the right, during usual business hours, to inspect and copy the corporation's stock ledger, shareholders list and other books and records for any proper purpose upon written demand under oath stating the purpose thereof.

         DISSENTERS' OR APPRAISAL RIGHTS. A shareholder of a Florida corporation, with certain exceptions, has the right to dissent from, and obtain payment of the fair value of his shares in the event of (1) a merger or consolidation to which the corporation is a party, (2) a sale or exchange of all or substantially all of the corporation's property other than in the usual and ordinary course of business, (3) the approval of a control share acquisition,
(4) a statutory share exchange to which the corporation is a party as the corporation whose shares will be acquired, (5) an amendment to the articles of incorporation if the shareholder is entitled to vote on the amendment and the amendment would adversely affect the shareholder and (6) any corporate action taken to the extent that the articles of incorporation provide for dissenters' rights with respect to such action. The Florida Act provides that unless a corporation's articles of incorporation provide otherwise, which TSI Florida's articles of incorporation do not, a shareholder does not have dissenters' rights with respect to a plan of merger, share exchange or proposed sale or exchange of property if the corporation's shares are either registered on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (the "NASD"), or held of record by 2,000 or more shareholders.

         A stockholder of a Delaware corporation generally is entitled to certain appraisal rights in the event that the corporation is a party to certain mergers or consolidations to which the stockholder did not consent. A Delaware corporation's certificate of incorporation may also provide that dissenters' rights are available with respect to any amendment to the certificate of incorporation or any sale of all or substantially all of the corporation's assets. The Company's certificate of incorporation does not contain such a provision. Similar (but not identical) to the Florida Act, dissenters' rights do not apply to a stockholder of a Delaware corporation if his shares were (1) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD, or (2) held of record by more than 2,000 stockholders. Notwithstanding the foregoing, however, under the Delaware Act, a stockholder does have dissenters' rights with respect to such shares if the stockholder is required by the terms of the agreement of merger or consolidation to accept anything for his shares other than (a) shares of stock of the corporation surviving or resulting from the merger or consolidation, (b) shares of stock of any other corporation which is listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares or (d) any combination of the foregoing.

         STAGGERED BOARD OF DIRECTORS. Both the Florida Act and the Delaware Act permit a corporation to have a staggered board of directors divided into not more than three classes. The certificate of incorporation of the Company and the articles of incorporation of TSI Florida provide for a staggered board of directors. The number of directors constituting the board of directors of the Company and TSI Florida is determined by their respective boards of directors.

         QUORUM FOR STOCKHOLDER MEETINGS. Under the Florida Act, unless otherwise provided in a corporation's articles of incorporation, a majority of shares entitled to vote on a matter constitutes a quorum at a meeting of shareholders, but in no event may a quorum consist of less than one-third of the shares entitled to vote on such matter. TSI Florida's articles of incorporation do not include a provision altering the shareholder quorum requirement. The Delaware Act is similar to the Florida Act, except that under the Delaware Act a corporation's certificate of incorporation or bylaws may specify the number of shares which constitutes a quorum at a meeting of stockholders, but in no event may a quorum consist of less than one-third of the shares entitled to vote. The Company's Bylaws provide that a quorum exists if a majority of the shares entitled to vote is present at a meeting. Thus, the applicable quorum requirements will not be changed by the Reincorporation.

         STOCKHOLDER VOTING REQUIREMENTS. Under both the Florida Act and the Delaware Act, directors are generally elected by a plurality of the votes cast by the stockholders entitled to vote at a stockholders' meeting at which a quorum is present, unless a greater number of affirmative votes is required by the articles of incorporation (in the case of a Florida corporation) or the certificate of incorporation or bylaws (in the case of Delaware corporation). With respect to matters other than the election of directors, unless a greater number of affirmative votes is required by the Florida Act or a Florida corporation's articles of incorporation, if a quorum exists, action on any matter generally is approved by the shareholders if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the matter favoring the action exceed the votes cast opposing the action. Accordingly, under the Florida Act, abstentions generally do not have the same effect as a vote against a matter. Under the Delaware Act, unless otherwise provided by the Delaware Act or a Delaware corporation's certificate of incorporation or bylaws, if a quorum exists, action on a matter generally is approved by the affirmative vote of a majority of the shares represented at a meeting and entitled to vote on the matter. Accordingly, under the Delaware Act, abstentions generally have the same effect as votes against a matter. Neither the Company's certificate of incorporation nor its bylaws nor TSI Florida's articles of incorporation contains a provision requiring a greater vote than otherwise required by applicable law other than provisions requiring the affirmative vote of at least 66 2/3% of the outstanding shares with respect to actions relating to certain amendments to the Company's certificate of incorporation or TSI Florida's articles of incorporation, as further described below.

         ACTION BY WRITTEN CONSENT OF STOCKHOLDERS. The Florida Act provides that, unless otherwise provided in the articles of incorporation, actions which would be required or permitted to be taken at an annual or special meeting of shareholders may be taken by the written consent of the holders of shares constituting not less than the minimum number of shares that would be necessary to take such action at a meeting of shareholders at which all shares entitled to vote thereon were present and voted. The Delaware Act contains a similar provision. The bylaws of the Company and TSI Florida permit action by written consent of stockholders consistent with the foregoing provisions of the Delaware Act and the Florida Act, respectively.

         TREASURY STOCK. A Delaware corporation may reacquire its own issued and outstanding capital stock, and such capital stock is deemed treasury stock which is authorized and issued but not outstanding. A Florida corporation may also reacquire its own issued and outstanding capital stock; however, such capital stock is deemed stock authorized but not issued or outstanding.

         BOARD VACANCIES. The Florida Act provides that a vacancy on the board of directors generally may be filled by an affirmative vote of a majority of the remaining directors or by the shareholders, unless the articles of incorporation provide otherwise. TSI Florida's articles of incorporation provide that only the board of directors (and not the shareholders) may fill a vacancy on the board (except that those vacancies resulting from removal from office by a vote of the shareholders may be filled by a vote of shareholders at the same meeting at which such removal occurs). Under the Delaware Act, a vacancy on the board of directors generally may be filled by a majority of the remaining directors or in the manner specified in a corporation's certificate of incorporation or bylaws. The Company's certificate of incorporation and bylaws provide that a vacancy on the board may be filled by a majority of directors in office (except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of stockholders at the same meeting at which such removal occurs).

         REMOVAL OF DIRECTORS. The Florida Act provides that shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. The Florida Act further provides that a director generally may be removed only if the number of votes cast to remove him exceed the number of votes cast not to remove him. TSI Florida's articles of incorporation provide that a director may be removed by the shareholders only for cause. The Delaware Act provides that, except with respect to corporations with classified boards or cumulative voting, a director may be removed, with or without cause, by the holders of the majority of the shares entitled to vote at an election of directors. For a corporation with a board of directors that is classified, stockholders may effect such removal only for cause. The Company's certificate of incorporation provides for a classified board of directors and provides that directors may be removed by the stockholders only for cause. Such removal provisions in both TSI Florida's articles of incorporation and the Company's certificate of incorporation may have certain anti-takeover effects.

         AMENDMENTS TO CHARTER. An amendment to a Florida corporation's articles of incorporation must be approved by the corporation's shareholders, except that certain immaterial amendments specified in the Florida Act may be made by the board of directors. Unless a specific section of the Florida Act or a Florida corporation's articles of incorporation require a greater vote, an amendment to a Florida corporation's articles of incorporation generally must be approved by a majority of the votes entitled to be cast on the amendment. TSI Florida's articles of incorporation do not include any provision requiring greater than a majority of votes to amend its articles of incorporation, except that (unless approved by a majority of the full board of directors) the vote of at least 66 2/3% of the outstanding shares is required to approve amendments to the provisions relating to: (1) the existence of a staggered board, (2) director vacancies and removals and (3) the power of the board of directors to make, alter and repeal the bylaws. A Delaware corporation's certificate of incorporation generally may be amended only if approved by a majority of the outstanding stock entitled to vote thereon, however, the Company's certificate of incorporation has 66 2/3% approval requirements for such amendments to provisions that are similar to TSI Florida's provisions which require 66 2/3% approval.

         SPECIAL MEETINGS OF STOCKHOLDERS. Special meetings of a Florida corporation's shareholders may be called by its board of directors, by the persons authorized to do so in its articles of incorporation or bylaws or by the holders of not less than 10% of all votes entitled to be cast on any issue proposed to be considered at the special meeting, unless a greater percentage not to exceed 50% is required by the articles of incorporation. TSI Florida's articles of incorporation contain a 50% requirement for the calling of special meetings by the shareholders. TSI Florida's articles of incorporation also provide that a special meeting may be called by the Chairman of the Board, or if the Chairman is not present (or if there is none), by the President, by resolution of a majority of the Board of Directors, or at the request in writing of holders of shares having not less than 50% of all the votes entitled to vote at such meeting. Special meetings of the stockholders of a Delaware corporation may be called by the board of directors or by the persons authorized in the corporation's certificate of incorporation or bylaws. The Company's bylaws provide that a special meeting may be called by the Chairman of the Board or if the Chairman is not present (or, if there is none), by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders owning a majority of the shares of capital stock of the Company entitled to vote at such meeting.

         AFFILIATED TRANSACTIONS. The Florida Act contains an affiliated transactions statute which provides that certain transactions involving a corporation and a shareholder owning 10% or more of the corporation's outstanding voting shares (an "affiliated shareholder") must generally be approved by the affirmative vote of the holders of two-thirds of the voting shares other than those owned by the affiliated shareholder. The transactions covered by the statute include, with certain exceptions, (1) mergers and consolidations to which the corporation and the affiliated shareholder are parties, (2) sales or other dispositions of substantial amounts of the corporation's assets to the affiliated shareholder, (3) issuances by the corporation of substantial amounts of its securities to the affiliated shareholder, (4) the adoption of any plan for the liquidation or dissolution of the corporation proposed by or pursuant to an arrangement with the affiliated shareholder, (5) any reclassification of the corporation securities which has the effect of substantially increasing the percentage of the outstanding voting shares of the corporation beneficially owned by the affiliated shareholder and
(6) the receipt by the affiliated shareholder of certain loans or other financial assistance from the corporation. These special shareholder approval requirements do not apply in any of the following circumstances: (a) if the transaction was approved by a majority of the corporation's disinterested directors, (b) if the corporation did not have more than 300 shareholders of record at any time during the preceding three years, (c) if the affiliated shareholder has been the beneficial owner of at least 80% of the corporation's outstanding voting shares for the past five years, (d) if the affiliated shareholder is the beneficial owner of at least 90% of the corporation's outstanding voting shares, exclusive of those acquired in a transaction not approved by a majority of disinterested directors or (e) if the consideration received by each shareholder in connection with the transaction satisfies the "fair price" provisions of the statute. This statute applies to any Florida corporation unless the original articles of incorporation or an amendment to the articles of incorporation or bylaws contain a provision expressly electing not to be governed by this statute. Such an amendment to the articles of incorporation or bylaws must be approved by the affirmative vote of a majority of disinterested shareholders and is not effective until 18 months after approval. TSI Florida's articles of incorporation do not contain a provision electing not to be governed by the statute and, accordingly, TSI Florida will be governed by the statute.

         The Delaware Act generally prohibits a stockholder owning 15% of more of a Delaware corporation's outstanding voting stock (an "interested stockholder") from engaging in certain business combinations involving the corporation during the three years after the date the person became an interested stockholder unless, among other things, (1) prior to such date, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (2) upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, (3) on or subsequent to such date, the transaction is approved by the board of directors and by the stockholders by a vote of two-thirds of the disinterested outstanding voting stock, (4) the corporation's original certificate of incorporation provides that the corporation shall not be governed by such statute, (5) a majority of shares entitled to vote approve an amendment to the corporation's certificate of incorporation or bylaws expressly electing not to be governed by the statute (but such amendment will not be effective until one year after it was adopted and will not apply to any business combination between the corporation and any person who became an interested stockholder on or prior to such adoption, (6) a stockholder becomes an interested stockholder inadvertently and as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder or (7) the corporation does not have a class of voting stock that is (a) listed on a national securities exchange, (b) authorized for quotation on an inter-dealer quotation system of a national securities association, or (c) held of record by more than 2,000 stockholders. The business combinations subject to such restriction include, with certain exceptions, mergers, consolidations, sales of assets and transactions benefiting the interested stockholder. The Company's certificate of incorporation and bylaws do not contain provisions electing not to be governed by this statute.

         CONTROL SHARE ACQUISITIONS. The Florida Act also contains a control share acquisition statute which provides that a person who acquires shares in an issuing public corporation in excess of certain specified thresholds will generally not have any voting rights with respect to such shares unless the voting rights are approved by a majority of the shares entitled to vote, excluding interested shares. This statute does not apply to acquisitions of shares of a corporation if, prior to the pertinent acquisition of shares, the acquisition is approved by the board of directors or the corporation's articles of incorporation or bylaws provide that the corporation shall not be governed by the statute. This statute also permits a corporation to adopt a provision in its articles of incorporation or bylaws providing for the redemption by the corporation of such acquired shares in certain circumstances. Unless otherwise provided in the corporation's articles of incorporation or bylaws prior to the pertinent acquisition of shares, in the event that such shares are accorded full voting rights by the shareholders of the corporation and the acquiring shareholder acquires a majority of the voting power of the corporation, all shareholders who did not vote in favor of according voting rights to such acquired shares are entitled to dissenters' rights to receive the fair value of their shares as provided in the Florida Act. TSI Florida's articles of incorporation and bylaws do not contain any provisions with respect to this statute other than a provision in the bylaws allowing TSI Florida to redeem control shares in its discretion as provided in the statute. Delaware does not have any provision comparable to Florida's control share acquisition statute.

         OTHER CONSTITUENCIES. The Florida Act provides that directors of a Florida corporation, in discharging their duties to the corporation, may, in addition to considering the effects of any corporate action on the shareholders and the corporation, consider the social, economic, legal or other effects of the corporate action on employees, suppliers and customers of the corporation or its subsidiaries and the communities in which the corporation and its subsidiaries and the communities in which the corporation and its subsidiaries operate. Delaware does not have a comparable statutory provision.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO APPROVE THE REINCORPORATION OF THE COMPANY FROM DELAWARE TO FLORIDA.

                    PROPOSAL TO ADOPT AN AMENDED AND RESTATED
                            LONG-TERM INCENTIVE PLAN
                                (PROPOSAL NO. 3)

GENERAL

         On May 9, 1997, the Board of Directors of the Company adopted the 1997 Long-Term Incentive Plan (the "Incentive Plan"). The Incentive Plan was also approved by the stockholders of the Company on May 9, 1997. Individual awards under the Incentive Plan may take the form of one or more of: (i) either incentive stock options ("ISO's") or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARSs"); (iii) restricted or deferred stock; (iv) dividend equivalents; and (v) other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the Common Stock. Such awards, together with any other right or interest granted to a participant under the Incentive Plan, are termed "Awards." Awards may be granted to officers and employees of the Company or any of its subsidiaries, including any director who is also an employee, consultants and independent contractors of the Company or any of its subsidiaries. The Compensation Committee of the Board of Directors administers the Incentive Plan and generally selects the individuals who will receive Awards and the terms and conditions of those Awards.

         Under the Incentive Plan, as originally adopted, the maximum number of common shares that could be subject to outstanding Awards, determined immediately after the grant of any Award, could not exceed the greater of 900,000 shares or 12% of the aggregate number of shares of Common Stock outstanding. On April 27, 1998, the Compensation Committee of the Company's Board of Directors authorized an increase in the total number of shares that may be subject to Awards to 15% of the aggregate number of shares of Common Stock outstanding. The Compensation Committee believes that such increase is necessary to have sufficient shares available for Awards as the Company continues to grow through acquisitions and internally. As of June 8, 1998, 1,260,579 shares were available for Awards under the Plan, of which Awards for 1,167,663 shares had been granted. Shares of Common Stock which are attributable to Awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

         At the same time, the Compensation Committee further authorized the following amendments: (i) increasing the maximum annual per-participant limitation under the Incentive Plan for Awards that may be settled by delivery of shares, from 100,000 shares of Common Stock to a maximum of 250,000 shares of Common Stock, and (ii) including share price appreciation as a criteria which the Compensation Committee can use to establish performance objectives for performance-based Awards under the Incentive Plan. There have been no other modifications to the Incentive Plan. All of these amendments, including the increase in the number of shares available for Awards under the Plan, are subject to stockholder approval. The Incentive Plan, as so amended, is referred to as the Amended and Restated Long-Term Incentive Plan or the "Plan."

         Stockholder approval of the Plan is required (i) for purposes of compliance with certain exclusions from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (which can limit the deductibility of compensation expense over $1.0 million with respect to compensation of certain top executives in certain circumstances), (ii) in order for the Plan to be eligible under the "plan lender" exemption from the margin requirements of Regulation G promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and
(iii) by the rules of the Nasdaq Stock Market.

         The price at which the Company's options are granted under the Plan is equal to or in excess of the fair market value of the stock at the date of grant. Generally, options granted under the Plan may remain outstanding and vested options may be exercised at any time up to three months after the person to whom such options were granted is no longer employed or retained by the Company. Options granted under the Plan have maximum terms of not more than 10 years.

AWARDS GRANTED UNDER THE PLAN

         During 1997, 922,250 non-qualified stock options were granted under the Plan at exercise prices between $14 and $24 with a weighted average exercise price of $15.12. At December 31, 1997, all of the options granted remained outstanding as none were exercised or cancelled during the year. The weighted average remaining contractual life of the outstanding options is nine years and seven months. Substantially all of the options outstanding under the Plan vest at the rate of 25% per year. In addition, an aggregate of 10,500 shares of restricted stock have been awarded under the Plan to two individuals. None of such shares of restricted stock have vested as of the date of this Proxy Statement. No Awards other than options and restricted stock have been granted under the Plan.

         The Compensation Committee of the Board of Directors has approved an additional option grant to Mr. Vittoria of 100,000 shares subject to the availability of sufficient shares under the Plan. The vesting of these options will occur over four years and may be accelerated based upon thresholds of $50, $75 and $100 for the share price of the Common Stock. In addition, based upon availability of shares under the Plan and achievement of thresholds for the price of the Common Stock of $50 and $75, additional option grants of 150,000 shares and 200,000 shares, respectively, are expected to be issued to Mr. Vittoria. All options will be granted with exercise prices equal to the fair market value at the time of grant.

         The Company's management believes that Awards granted under the Plan will be awarded primarily to those persons who possess a capacity to contribute significantly to the successful performance of the Company, including its subsidiaries. Because persons to whom discretionary grants of Awards are to be made are to be determined from time to time by the Compensation Committee or the Board in their discretion, it is impossible at this time to indicate the precise number, name or position of persons who will hereafter receive such Awards or the number of shares for which Awards will be granted.

         The table below indicates, as of June 19, 1998, (i) the number of options held by the persons and groups indicated, and (ii) the value of such options as of such date (using the closing price per share of Common Stock on June 19, 1998 of $34.00, as reported on the Nasdaq Stock Market):

                                                                      VALUE OF OPTIONS AT
                                                                       JUNE 19, 1998 (1)
                                                                        EXERCISABLE (E)
                OPTION GRANTEES                  NUMBER OF OPTIONS     UNEXERCISABLE (U)
-----------------------------------------------  -----------------    -------------------
Joseph V. Vittoria                                    100,000               $500,000 (E)
     Chairman and Chief Executive Officer                                 $1,500,000 (U)

Michael J. Moriarty                                    75,000               $375,000 (E)
     President and Chief Operating Officer                                $1,125,000 (U)

Jill M. Vales                                          50,000               $250,000 (E)
     Senior Vice President and Chief Financial                              $750,000 (U)
     Officer

Maryann Bastnagel                                     110,000               $550,000 (E)
     Senior Vice President and Chief                                      $1,650,000 (U)
     Information Officer

Suzanne B. Bell                                        25,000               $125,000 (E)
     Senior Vice President, General Counsel and                             $375,000 (U)
     Secretary

Imad Khalidi                                                0                     $0 (E)
     CEO-Auto Europe                                                              $0 (U)

All current executive officers as a group (9          560,000             $2,050,000 (E)
     persons)                                                             $7,162,500 (U)

All current directors who are not executive                 0                     $0 (E)
     officers as a group (7 persons)                                              $0 (U)

All employees as a group, other than executive        628,847             $1,960,740 (E)
     officers (366 persons)                                               $7,399,160 (U)

----------
(1) For purposes of this table, the value of each option equals the amount, if any, by which the closing market price of a share of Common Stock on June 19, 1998 ($34.00) exceeds the option's exercise price. The value is determined without regard to whether the option is currently exercisable or not.

DESCRIPTION OF PLAN

         Set forth below is a brief description of the material terms of the Plan. Reference is made to the complete text of the Plan attached as Exhibit C and the description contained herein is qualified in its entirety by such reference.

         The Plan authorizes the grant of options to purchase shares of the Company's Common Stock and grants of certain other awards relating to Common Stock, to employees, employee-directors and consultants of the Company and any subsidiary corporation. In addition to options, stock appreciation rights ("SARs"), including limited SARs, restricted stock, deferred stock, Common Stock granted as a bonus or in lieu of other awards, and other stock-based awards may be granted under the Plan (collectively "Awards"). The Plan is neither subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, nor qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         ELIGIBILITY. Executive officers and other key employees of the Company and its subsidiaries, including any director or officer who is also an employee, and persons who provide consulting or other services to the Company or its subsidiaries, are eligible to be granted Awards under the Plan. In addition, persons who have been offered employment by the Company or its subsidiaries, and persons employed by an entity that the Compensation Committee of the Board (the "Committee") expects to become a subsidiary of the Company are eligible to be granted Awards under the Plan. No member of the Committee may receive Awards under the Plan. The Company estimates that, currently, approximately 500 individuals are eligible to receive Awards under the Plan.

         PURPOSE. The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means to attract, retain, and reward eligible employees and consultants of the Company and its subsidiaries and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

         ADMINISTRATION. The Board has designated the Committee or such other committee as may be designated by the Board to administer the Plan provided, however, that, to the extent necessary to comply with Rule 16b-3 (as promulgated by the SEC under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act")), the Committee will consist of two or more directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3. Subject to the express provisions of the Plan, the Committee has full authority, among other things, (i) to select participants to whom Awards will be granted, and
(ii) to determine the type and number of Awards to be granted to each participant, the number of shares of Stock to which an Award will relate, and all other terms and conditions of Awards and matters relating to Awards (including forfeiture conditions and terms of any mandatory or elective deferral). In addition, the Committee may prescribe the form of Award agreements, adopt rules and regulations under the Plan, interpret the Plan and Award agreements, and make all other decisions under the Plan.

         LIMITATION ON AWARDS. The number of shares of Common Stock that may be subject to outstanding Awards granted under the Plan, determined immediately after the grant of any Award, may not exceed 15% of the total number of shares of outstanding Common Stock on the date of the grant. Subject to the adjustment due to certain events (see "Changes in Common Stock" below), the number of shares that may be delivered on upon the exercise of ISOs (as defined in "Options" below) may not exceed 100,000 shares, and the number of shares that may be delivered as restricted stock and deferred stock may not exceed 100,000 shares. In addition, subject to adjustment as noted above, (i) Awards relating to no more than 100,000 shares of Common Stock may be granted to any one individual in any calendar year, and (ii) with respect to Awards that may be settled in cash (in whole or in part), no participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the fair market value of 100,000 shares of Common Stock at the date of grant or the date of settlement of Award.

         OPTIONS. Options granted under the Plan are either incentive stock options ("ISOs") intended to meet the requirements of Section 422 of the Code, or Non-Qualified Stock Options ("NQSOs"), which are not intended to meet such requirements. ISOs may be subject to certain special tax treatment (see "Federal Income Tax Consequences" below). The terms of each option are determined by the Committee, not inconsistent with the terms of the Plan, and are set forth in a grant certificate or agreement which evidences the grant of an option. In general, options are subject to the following terms and conditions:

         /bullet/ With respect to a grant of ISOs and NQSOs, the exercise price of such option is determined by the Committee in its discretion at the time of the grant, provided, however, the exercise price of such options must not be less than the fair market value of the Common Stock on the date of grant.

         /bullet/ The time or times at which an option shall become exercisable are determined by the Committee.

         /bullet/ The Committee will determine the option term. Options are generally exercisable for a period of three months following a participant's termination of employment, but only to the extent such options were exercisable as of the date of such termination. If, however, the Committee determines that such termination is for cause, then all outstanding options will immediately terminate.

         /bullet/ Options that are ISOs will be subject to such additional terms as may be necessary in order to qualify as ISOs.

         /bullet/ The Committee will determine the methods by which the exercise price for an option may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which stock will be delivered or deemed to be delivered to participants.

         OTHER AWARDS. The following briefly describes the general terms of other types of Awards that may be granted under the Plan:

         /bullet/ SARS. SARs entitle the participant to receive the excess of the fair market value of a share on the date of exercise or other specified date over the grant price of the SAR. The grant price of an SAR is determined by the Committee; such prices generally may not be less than 100% of the fair market value of the stock at the date of grant. The maximum term, methods of exercise and settlement and other terms of SARs will be determined by the Committee. In addition, "Limited SARs" may also be granted, which are exercisable only in the event of a "change in control", on such terms as the Committee may determine.

         /bullet/ RESTRICTED STOCK. Restricted stock is an Award of shares which may not be transferred and which may be forfeited in the event of certain terminations of employment prior to the end of a restriction period. The restriction period is established by the Committee. Such an Award would entitle the participant to all of the rights of a stockholder of the issuer, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

         /bullet/ DEFERRED STOCK. An Award of deferred stock confers upon a participant the right to receive shares at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment prior to the end of a specified restriction period (which need not be the same as the deferral period). Deferred stock Awards carry no voting or dividend rights or other rights associated with stock ownership, although dividend equivalents may be granted to provide for payments equivalent to dividends.

         /bullet/ OTHER STOCK-BASED AWARDS, BONUS STOCK, AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Plan authorizes the Committee to grant Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Committee determines the terms and conditions of such Awards, including consideration to be paid to exercise Awards in the nature of purchase rights, the period during which Awards will be outstanding, and forfeiture conditions and restrictions on Awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other Awards in lieu of issuer obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

         FAIR MARKET VALUE. For purposes of the Plan, fair market value means, generally, the fair market value of stock, Awards, or other property determined by such methods or procedures as are established from time to time by the Committee, provided that (i) if the Common Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the fair market value of the stock on a given date will be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as reported in the Wall Street Journal (or other reporting service approved by the Committee), (ii) the fair market value of Common Stock subject to options granted effective upon commencement of an initial public offering of the Common Stock is the initial public offering price of the shares so issued and sold in the initial public offering, as set forth in the first final prospectus used in such offering (the provisions of clause (i) notwithstanding), and (iii) the fair market value of Common Stock prior to the date of the initial public offering will be as determined by the Board.

         CHANGE IN CONTROL. The Committee may, in its sole discretion, grant Awards which provide that all conditions and restrictions relating to the continued performance of services or the achievement of performance objectives with respect to the exercisability or full enjoyment of an Award immediately lapse upon a "change in control" (as such term may be defined by the Committee in its sole discretion).

         NON-TRANSFERABILITY. Awards granted under the Plan are generally nontransferable, except by will or the laws of descent and distribution or to a beneficiary in the event of a participant's death and, if the Award carries a right to exercise, such right may be exercised only by the participant or his guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Award (other than an ISO) to be granted to a participant to be on terms which permit transfer by such participant to (i) the spouse, children or grandchildren of such participant ("Immediate Family Members"), (ii) a trust or trusts for exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Award agreement pursuant to which such Awards are granted must be approved by the Committee and must expressly provide for such transferability and (z) subsequent transfers of transferred Awards shall be prohibited except those occurring by laws of descent and distribution. Following transfer, any such Awards shall generally continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.

         WITHHOLDING TAXES. The Company may withhold from any remuneration otherwise payable to a participant, or require as a condition to delivery of any shares of Common Stock pursuant to an Award that the participant remit to the Company, an amount sufficient to satisfy any applicable tax withholding requirements. The Committee may permit any withholding obligation to be satisfied through the withholding of shares that would otherwise be issued in connection with a grant or Award, or delivery of previously acquired shares of Common Stock.

         CHANGES IN COMMON STOCK. The Committee is authorized to adjust the number and kind of shares (i) available under the Plan, (ii) subject to the annual per-person limitation under the Plan, and (iii) subject to outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, Common Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants under the Plan. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles.

         AMENDMENTS TO THE PLAN AND OUTSTANDING AWARDS. The Board may amend or terminate the Plan or the Committee's authority to grant Awards without the consent of stockholders or participants, except stockholder approval must be obtained if required by law or regulation or under the rules of any stock exchange or automated quotation system on which the Common Stock is then listed or quoted, and the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. In a similar manner, the Committee may waive any conditions or rights under, or amend or terminate, any Award previously granted and any Award agreement. In either case, however, no amendment or termination of the Plan or an Award may materially impair the rights of a participant under an outstanding Award without the consent of such participant.

         OTHER PLAN PROVISIONS. No participant will have any rights of a stockholder with respect to any shares of Common Stock covered by an option until such participant has exercised the option, paid the option exercise price and been issued such shares. The grant of an Award under the Plan shall not be construed as conferring upon any participant a right to remain in the employ of the Company or restrict the right of the Company to terminate the employee.

         FEDERAL INCOME TAX CONSEQUENCES

         The following is a general description of the federal income tax consequences of options granted under the Plan. It does not purport to be complete. In particular, this general description does not discuss the applicability of the income tax laws of any state or foreign country. The following tax analysis is intended to summarize certain relevant income tax consequences of the Plans in effect as of the date of this Proxy Statement. Legislation may be enacted and regulations may be issued in the future which create different tax consequences. In view of the individual nature of tax consequences, individuals are urged to consult their own tax advisors regarding the application of the tax laws to their particular situations.

         OPTIONS. There are no federal income tax consequences to participants or the Company upon the grant of an option under the Plan. Generally, upon the exercise of an NQSO, a participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock at the time of exercise over the exercise price of the option, and the Company generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of an option, the participant generally will realize a capital gain or loss, but the Company is not entitled to any tax deduction in connection with such sale. At present, capital gain on the sale of property held for over 18 months is taxable at a maximum rate of 20%, capital gain on the sale of property held for over one year but not for over 18 months is taxable at a maximum rate of 28%, and capital gain on the sale of a property held for one year or less is taxable at ordinary income rates.

         Participants will not be subject to federal income taxation upon the exercise of ISOs granted under the Plans, and the Company will not be entitled to a federal income tax deduction by reason of such exercise. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price is a tax adjustment item for purposes of calculating the participant's alternative minimum taxable income. A sale of shares acquired by exercise of an ISO that does not occur within one year after the exercise or within two years after the date of grant generally will result in the recognition of capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price, and the Company will not be entitled to any tax deduction in connection with such sale.

         If such sale occurs within one year from the date of exercise of the ISO or within two years from the date of the ISO grant (a "disqualifying disposition"), the participant generally will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise of the options over the exercise price, or (ii) the excess of the amount realized on the sale of the shares over the exercise price. In the case of a disqualifying disposition where a loss, if sustained, would not be recognized (i.e., a gift), the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. Any amount realized on a disqualifying disposition in excess of the amount treated as ordinary compensation income (or any loss realized) will be a capital gain (or loss). The Company generally will be entitled to a tax deduction on a disqualifying disposition corresponding to the ordinary compensation income recognized by the participant.

         If a participant were to pay the exercise price of either an NQSO or an ISO by surrender of shares, the participant would not realize additional gain or loss because of the surrender, but (i) the number of new shares received equal to the number of shares surrendered will retain the existing tax basis and holding period of the surrendered shares; (ii) if the option so exercised is an NQSO, the amount of both the ordinary compensation income to be recognized by the participant and the deduction to be taken by the Company will be equal to the fair market value of the additional shares received (less any cash paid upon such exercise), and the participant's tax basis in these additional shares will be equal to their fair market value; (iii) if the option so exercised is an ISO, the additional shares received will have a tax basis of zero unless cash was paid to complete such exercise, in which case the participant's tax basis in the additional shares received will be equal to the cash paid by the participant upon such exercise; and (iv) the participant's holding period for the additional shares received will begin on the day after the date of exercise for capital gain purposes (regardless of the type of option being exercised) and will begin upon the date of transfer of the additional shares to the participant for purposes of the ISO period requirements. If, in exercising an ISO, a participant were to surrender shares received upon exercise of an ISO before the applicable incentive stock option holding period for such shares has been satisfied, the surrender of such shares will be treated as a disqualifying disposition, and the rules governing such dispositions, as described above, will apply to determine the amount of the participant's income and the Company's deduction.

         TAX CONSEQUENCES OF OTHER AWARDS. With respect to Awards other than options, the tax consequences are as follows: The tax treatment of SARs generally is the same as that of NQSOs (with the participant treated as paying no exercise price). With respect to Awards that may be settled either in cash or Common Stock or other property that is not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of stock or other property actually received. The Company will be entitled to a deduction for the same amount. With respect to Awards involving Common Stock or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property become transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or the substantial risk of forfeiture by making an "83(b) election" within 30 days of receipt, but if the participant subsequently forfeits such shares or property he would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax.

         IMPORTANCE OF CONSULTING TAX ADVISER. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any optionee may depend on his or her particular situation, each optionee should consult his or her tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an option or the disposition of Common Stock acquired on exercise of an option.

SECURITIES ACT REGISTRATION; RESTRICTIONS ON RESALE

         The Company has registered 1,650,000 shares of Common Stock available for issuance under the Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission.

RESTRICTIONS ON RESALE

         The federal securities laws prohibit sales of shares of Common Stock by persons who possess material, non-public, adverse information about the Company. Therefore, shares acquired under the Plan should not be resold by a participant or other person who possesses such information. The Company from time to time notifies employees who may have access to material, non-public information that such persons should refrain from transactions involving Company stock for a specified period. During such a period, a participant may be required to not sell Common Stock or otherwise engage in transactions under the Plan, even if he or she does not in fact possess material, non-public information regarding the Company.

         In addition, affiliates (as such term is defined in Rule 144 under the Securities Act of 1933, as amended (the "Securities Act")) may resell the shares acquired by them to the public only pursuant to Rule 144 or other applicable exemptions from the registration requirements of the Securities Act, or pursuant to a registration statement under the Securities Act (if any). Compliance with Rule 144 for an affiliate's resales requires, among other things, that, at the time of any offer or sale, certain information regarding the Company be on file with the SEC and up to date; that the affiliate's shares be sold only through a broker or to a market maker; that the amount of sales by the affiliate in any three-month period under Rule 144 be limited as prescribed in the Rule; and that sales in excess of certain minimum amounts be reported through the filing of a Form 144 with the SEC. Because shares acquired under the Plan will generally not be considered to be "restricted securities" for purposes of Rule 144, the one-year holding period imposed by Rule 144(d) will generally not apply to resales of shares acquired under the Plan.

         Directors and officers of the Company are also subject to potential short-swing profits liability under Section 16(b) of the Exchange Act with respect to purchases and sales of shares of Common Stock. The Company intends that grants of Awards under the Plans will be exempt from Section 16(b) by virtue of Rule 16b-3 under the Exchange Act, and an exercise of an Award at a time that the exercise price is not greater than the fair market value of Common Stock will be exempt under Rule 16b-6(b). Under current SEC rules, sales of shares in the open market will in most cases not be exempt.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Arthur Andersen LLP, independent public accountants, served as the Company's independent public accountants for the calendar year ended December 31, 1997. The Board of Directors, on the recommendation of the Company's Audit Committee, has selected Arthur Andersen LLP as the Company's independent public accountants for the 1998 calendar year. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders.

                                 OTHER BUSINESS

         The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                  INFORMATION CONCERNING STOCKHOLDER PROPOSALS

         Pursuant to Rule 14a-8 of the Securities and Exchange Commission promulgated under the Securities and Exchange Act of 1934, as amended, a stockholder intending to present a proposal to be included in the Company's proxy statement for the Company's 1999 Annual Meeting of Stockholders must deliver a proposal in writing to the Company's principal executive offices no later then February 28, 1999.

                     AVAILABILITY OF FORM 10-K ANNUAL REPORT

         A copy of the Company's Annual Report, including its report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, is being mailed to stockholders simultaneously with this Proxy Statement.

                                            By Order of the Board of Directors,

                                            Joseph V. Vittoria
                                            Chairman of the Board and
                                            Chief Executive Officer

Delray Beach, Florida
July __, 1998

                                    EXHIBIT A

                                     FORM OF
                          AGREEMENT AND PLAN OF MERGER

         THIS PLAN AND AGREEMENT OF MERGER, dated as of __________, 1998 (the "Agreement"), is entered into between TSI FLORIDA, INC., a Florida corporation ("FLORIDA"), and TRAVEL SERVICES INTERNATIONAL, INC., a Delaware corporation ("DELAWARE").

         A. DELAWARE has an aggregate authorized capital of 51,000,000 shares of capital stock, consisting of (i) 50,000,000 shares of common stock, $0.01 par value (the "Delaware Common Stock") of which 2,484,501 shares have been designated as Restricted Voting Common Stock (the "Delaware Restricted Common Stock") and 47,515,499 remain undesignated (the "Delaware Non-restricted Common Stock"), and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the "Delaware Preferred Stock").

         B. FLORIDA has an aggregate authorized capital of 51,000,000 shares of capital stock, consisting of (i) 50,000,000 shares of common stock, $0.01 par value (the "Florida Common Stock") of which _________ shares have been designated as Restricted Voting Common Stock (the "Florida Restricted Common Stock") and 47,515,499 remain undesignated (the "Florida Non-restricted Common Stock"), and (ii) 1,000,000 shares of preferred stock, par value $0.01 per share (the "Florida Preferred Stock").

         C. The respective Boards of Directors of FLORIDA and DELAWARE believe that it is in the best interests of FLORIDA and DELAWARE and their respective shareholders to merge DELAWARE with and into FLORIDA under and pursuant to the provisions of this Agreement, the Delaware General Corporation Law and the Florida Business Corporation Act.

                                    AGREEMENT

         In consideration of the Recitals and of the mutual agreements contained in this Agreement, the parties hereto agree as set forth below.

         1. MERGER. DELAWARE shall be merged with and into FLORIDA (the
"Merger").

         2. EFFECTIVE DATE. The Merger shall become effective immediately upon the later of the filing of this Agreement or a certificate of merger with the Secretary of State of Delaware in accordance with the Delaware General Corporation Law and the filing of articles of merger with the Secretary of State of Florida in accordance with the Florida Business Corporation Act (the "Articles of Merger"). The time of such effectiveness is hereinafter called the "Effective Date."

         3. SURVIVING CORPORATION. FLORIDA shall be the surviving corporation of the Merger and shall continue to be governed by the laws of the State of Florida. On the Effective Date, the separate corporate existence of DELAWARE shall cease.

         4. ARTICLES OF INCORPORATION. The Articles of Incorporation of FLORIDA as it exists on the Effective Date shall be the Articles of Incorporation of FLORIDA following the Effective Date, unless and until the same shall thereafter be amended or repealed in accordance with the laws of the State of Florida; provided, however, that pursuant to and upon the filing of the Articles of Merger the name of FLORIDA shall be changed to "Travel Services International, Inc."

         5. BYLAWS. The Bylaws of FLORIDA as they exist on the Effective Date shall be the Bylaws of FLORIDA following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof and the laws of the State of Florida.

         6. BOARD OF DIRECTORS AND OFFICERS. The members of the Board of Directors and the officers of DELAWARE immediately prior to the Effective Date shall be the members of the Board of Directors and the officers of FLORIDA following the Effective Date, and such persons shall serve in such offices for the terms provided by law or in Florida's Articles of Incorporation and Bylaws, or until their respective successors are elected and qualified.

         7. RETIREMENT OF OUTSTANDING FLORIDA STOCK. Upon the Effective Date, each of the 100 shares of the FLORIDA Common Stock presently issued and outstanding shall be retired, and no shares of FLORIDA Common Stock or other securities of FLORIDA shall be issued in respect thereof.

         8. CONVERSION OF OUTSTANDING DELAWARE STOCK. Upon the Effective Date, each issued and outstanding share of Delaware Restricted Common Stock and all rights in respect thereof shall be converted into one fully-paid and nonassessable share of Florida Restricted Common Stock, and each certificate representing shares of Delaware Restricted Common Stock shall for all purposes be deemed to evidence the ownership of the same number of shares of Florida Restricted Common Stock as are set forth in such certificate. After the Effective Date, each holder of an outstanding certificate representing shares of Delaware Restricted Common Stock may, at such shareholder's option, surrender the same to FLORIDA's registrar and transfer agent for cancellation, and each such holder shall be entitled to receive in exchange therefor a certificate evidencing the ownership of the same number of shares of Florida Restricted Common Stock as are represented by the DELAWARE certificate surrendered to FLORIDA's registrar and transfer agent.

         Upon the Effective Date, each issued and outstanding share of Delaware Non-restricted Common Stock and all rights in respect thereof shall be converted into one fully-paid and nonassessable share of Florida Non-restricted Common Stock, and each certificate representing shares of Delaware Non-restricted Common Stock shall for all purposes be deemed to evidence the ownership of the same number of shares of Florida Non-restricted Common Stock as are set forth in such certificate. After the Effective Date, each holder of an outstanding certificate representing shares of Delaware Non-restricted Common Stock may, at such shareholder's option, surrender the same to FLORIDA's registrar and transfer agent for cancellation, and each such holder shall be entitled to receive in exchange therefor a certificate evidencing the ownership of the same number of shares of Florida Non-restricted Common Stock as are represented by the DELAWARE certificate surrendered to FLORIDA's registrar and transfer agent.

         9. CONDITIONS TO CONSUMMATION OF THE MERGER. Consummation of the Merger is subject to the satisfaction prior to the Effective Date of the following conditions: (a) This Agreement and the Merger shall have been adopted and approved by the affirmative vote of the holders of a majority of the votes represented by the shares of Delaware Common Stock outstanding on the record date fixed for determining the shareholders of DELAWARE entitled to vote thereon; (b) DELAWARE and FLORIDA shall have received all consents, orders and approvals and satisfaction of all other requirements prescribed by law that are necessary for the consummation of the Merger; and

(c) The Nasdaq Stock Market shall have authorized the listing, upon official notice of issuance, of the shares of Florida Common Stock to be issued or delivered in connection with the Merger and such authorization shall be in full force and effect on such date.

         10. STOCK OPTIONS. Upon the Effective Date, each stock option and other right to subscribe for or purchase shares of Delaware Common Stock shall be converted into a stock option or other right to subscribe for or purchase the same number of shares of Florida Common Stock and each certificate, agreement, note or other document representing such stock option or other right to subscribe for or purchase shares of Delaware Common Stock shall for all purposes be deemed to evidence the ownership of a stock option or other right to subscribe for or purchase shares of Florida Common Stock.

         11. RIGHTS AND LIABILITIES OF FLORIDA. At and after the Effective Date, and all in the manner of and as more fully set forth in Section 607.1106 of the Florida Business Corporation Act and Section 259 of the Delaware General Corporation Law, the title to all real estate and other property, or any interest therein, owned by each of DELAWARE and FLORIDA shall be vested in FLORIDA without reversion or impairment; FLORIDA shall succeed to and possess, without further act or deed, all estates, rights, privileges, powers and franchises, both public and private, and all of the property, real, personal and mixed, of each of DELAWARE and FLORIDA without reversion or impairment; FLORIDA shall thenceforth be responsible and liable for all the liabilities and obligations of each of DELAWARE and FLORIDA; any claim existing or action or proceeding pending by or against DELAWARE or FLORIDA may be continued as if the Merger did not occur or FLORIDA may be substituted for DELAWARE in the proceeding; neither the rights of creditors nor any liens upon the property of DELAWARE or FLORIDA shall be impaired by the Merger, and FLORIDA shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the Merger.

         12. TERMINATION. This Agreement may be terminated and abandoned by action of the respective Board of Directors of DELAWARE or FLORIDA at any time prior to the Effective Date, whether before or after approval by the shareholders of either or both of the parties hereto.

         13. AMENDMENT. The Boards of Directors of the parties hereto may amend this Agreement at any time prior to the Effective Date; provided, that an amendment made subsequent to the approval of this Agreement by the shareholders of either of the parties hereto shall not: (a) change the amount or kind of shares, securities, cash, property or rights to be received in exchange for or on conversion of all or any of the shares of the parties hereto, (b) change any term of the Articles of Incorporation of FLORIDA or (c) change any other terms or conditions of this Agreement if such change would adversely affect the holders of any capital stock of either party hereto.

         14. INSPECTION OF AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of FLORIDA at 220 Congress Park Drive, Delray Beach, Florida 33445. A copy of this Agreement shall be furnished by FLORIDA, on request and without cost, to any shareholder of either DELAWARE or FLORIDA.

         15. GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Florida.

         16. SERVICE OF PROCESS. On and after the Effective Date, FLORIDA agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of DELAWARE or FLORIDA arising from the Merger.

         17. DESIGNATION OF DELAWARE SECRETARY OF STATE AS AGENT FOR SERVICE OF PROCESS. On and after the Effective Date, FLORIDA irrevocably appoints the Secretary of State of Delaware as its agent to accept service of process in any suit or other proceeding to enforce the rights of any shareholders of DELAWARE or FLORIDA arising from the Merger. The Delaware Secretary of State is requested to mail a copy of any such process to FLORIDA at 220 Congress Park Drive, Delray Beach, Florida 33445, Attention: President.

         18. REMEDIES. Any rights and remedies belonging to DELAWARE or FLORIDA and arising in connection with the actions contemplated by this Agreement shall be pursued solely against DELAWARE or FLORIDA, and not against their respective officers, directors or employees. In the event that any officer, director or employee of DELAWARE or FLORIDA becomes involved in any capacity in any action, proceeding or investigation in connection with the Merger or this Agreement, DELAWARE and/or FLORIDA may advance to such person(s) all reasonable legal and other expenses incurred in connection therewith and shall also indemnify such person(s) against any losses, claims, damages or liabilities to which such person(s) may become subject in connection with the Merger or this Agreement, except to the extent that such indemnification is prohibited by law.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be executed on its behalf by its officers duly authorized, all as of the date first above written.

                                       TSI FLORIDA, INC., a Florida corporation

                                       By: _____________________________________
                                       Name:  Michael J. Moriarty
                                       Title:    President

                                       TRAVEL SERVICES INTERNATIONAL,
                                       INC., a Delaware corporation

                                       By: _____________________________________
                                       Name:  Michael J. Moriarty
                                       Title:    President

                                    EXHIBIT B

                                     FORM OF
                            ARTICLES OF INCORPORATION
                                       OF
                                TSI FLORIDA, INC.

                                 ARTICLE I- NAME

         The name of the Corporation is TSI FLORIDA, INC. (hereinafter called the "Corporation").

                         ARTICLE II - PURPOSES; DURATION

         The purpose for which the Corporation is organized is to engage in the transaction of any lawful business for which corporations may be incorporated under the laws of the State of Florida. The Corporation shall exist perpetually unless sooner dissolved according to law.

                           ARTICLE III - CAPITAL STOCK

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 51,000,000 shares of stock, consisting of (i) 1,000,000 shares, designated as preferred stock, par value of One Cent ($.01) per share (the "Preferred Stock"), and (ii) 50,000,000 shares, designated as common stock, par value of One Cent ($.01) per share (the "Common Stock"), [_________] shares of which Common Stock is designated as restricted voting common stock (the "Restricted Voting Common Stock"), subject to paragraph 5 of this Article III.

         A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation, is as follows:

         PREFERRED STOCK. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of these Articles of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue, fix or change the number of shares constituting any series or class of, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of, the shares constituting any class or series of the Preferred Stock, without any further action or vote by the shareholders.

         COMMON STOCK; RESTRICTED VOTING COMMON STOCK.

         1. RIGHTS OF COMMON STOCK AND RESTRICTED VOTING COMMON STOCK. Except as to differences in voting power as expressly provided in this Article III or as otherwise required under the Florida Business Corporation Act, all shares of Common Stock and Restricted Voting Common Stock shall have identical rights and limitations, and the Common Stock and Restricted Voting Common Stock shall otherwise be deemed for all purposes to constitute one class of stock of the Corporation, including, without limitation, with respect to rights to receive and share in dividends and other distributions by the Corporation.

         2. DIVIDENDS. Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock and Restricted Voting Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to shareholders of record on such date or dates as shall be fixed for such purpose by the Board of Directors in accordance with the Florida Business Corporation Act. All dividends on Common Stock shall be paid pari passu with dividends on Restricted Voting Common Stock.

         3. LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among and paid to the holders of Common Stock and Restricted Voting Common Stock ratably in proportion to the number of shares of Common Stock and Restricted Voting Common Stock held by them respectively.

         4. VOTING RIGHTS. Except as otherwise required by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. Except as otherwise required by law, each holder of shares of Restricted Voting Common Stock shall be entitled to four-tenths of a vote for each share of Restricted Voting Common Stock standing in such holder's name on the books of the Corporation. The holders of Common Stock and Restricted Voting Common Stock shall vote as a single class on all matters subject to a vote of such shares, and the holders of shares of Restricted Voting Common Stock shall have no right to vote separately as a class, except as specifically required otherwise by the Florida Business Corporation Act.

         5. CONVERSION OF THE RESTRICTED VOTING COMMON STOCK. Each share of Restricted Voting Common Stock will automatically convert into Common Stock on a share for share basis (a) in the event of any transfer or other disposition of such share of Restricted Voting Common Stock by the holder thereof (other than a disposition which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined in Section 267, 707, 318, and/or 4946 of the Internal Revenue Code of 1986), (b) in the event any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock of the Corporation, (c) in the event any person offers to acquire 15% or more of the outstanding shares of Common Stock of the Corporation, or (d) in the event that such a conversion is approved by a majority of the aggregate number of votes which may be voted by the holders of outstanding shares of Common Stock and Restricted Voting Common Stock entitled to vote to approve such conversion. After December 31, 1999, the Corporation may elect, by resolution of the Board of Directors, to convert any outstanding shares of Restricted Voting Common Stock into shares of Common Stock in the event __% or more of the aggregate number of shares of Restricted Voting Common Stock first issued by the Corporation have been converted into shares of Common Stock. Upon such time, after the first issuance of shares of Restricted Voting Common Stock, as all outstanding shares of Restricted Voting Common Stock shall have been converted into shares of Common Stock or shall otherwise cease to be outstanding, (i) the Corporation shall cease to have any authorized shares of Restricted Voting Common Stock (but such occurrence shall in no event reduce or change the aggregate total number of shares of the Corporation's authorized Common Stock) and (ii) the Board of Directors may amend these Articles of Incorporation as permitted under the Florida Business Corporation Act to delete references and provisions relating to the Restricted Voting Common Stock.

         6. CALL OF SPECIAL MEETING OF SHAREHOLDERS. Except as otherwise required by law, special meetings of shareholders of the Corporation may be called only by (i) the Board pursuant to a resolution approved by a majority of the entire Board, (ii) the Company's Chairman of the Board or, if the Chairman is not present (or if there is no Chairman), by the Company's President or (iii) the holders of not less than fifty (50) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, but only if such holders first deliver to the Corporation's secretary one or more written demands (which shall be signed and dated) describing the purpose or purposes for which the special meeting is to be held, in accordance with all requirements of applicable law.

                         ARTICLE IV - BOARD OF DIRECTORS

         1. BOARD OF DIRECTORS. The Corporation's Board of Directors shall be classified with respect to the time for which they shall severally hold office into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The Class I Directors shall be elected to hold office for an initial term expiring at the 2001 annual meeting of shareholders, the Class II Directors shall be elected to hold office for an initial term expiring at the 1999 annual meeting of shareholders, and the Class III Directors shall be elected to hold office for an initial term expiring at the 2000 annual meeting of shareholders, with the members of each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of shareholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors have been duly elected and qualified. No director or class of directors may be removed from office by a vote of the shareholders at any time except for cause.

         2. VACANCIES. Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the shareholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the shareholders may be filled by a vote of the shareholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article III applicable thereto, and each director so elected shall not be subject to the provisions of this Article IV unless otherwise provided therein.

         3. POWER TO MAKE, ALTER AND REPEAL BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation.

         4. AMENDMENT AND REPEAL OF ARTICLE IV. Notwithstanding any provision of these Articles of Incorporation and of the Bylaws, and notwithstanding the fact that a lesser percentage may be permitted by Florida law, unless such action has been approved by a majority vote of the full Board of

Directors, the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Corporation's capital stock entitled to vote thereon, voting together as a single class, shall be required to amend or repeal any provisions of this Article IV or to adopt any provision inconsistent with this Article IV. In the event such action has been previously approved by a majority vote of the full Board of Directors, the affirmative vote of a majority of the outstanding shares entitled to vote thereon shall be sufficient to amend or repeal any provision of this Article IV or adopt any provision inconsistent with this Article IV.

            ARTICLE V - INITIAL REGISTERED AGENT; CORPORATION ADDRESS

         The street address of the initial registered office of the Corporation is 1201 Hays Street, Tallahassee, Florida 32301. The name of the initial registered agent of the Corporation at that address is Corporation Service Company. The current mailing address of the principal place of business of the Corporation is 220 Congress Park Drive, Suite 300, Delray Beach, Florida 33445.

                            ARTICLE VI - INCORPORATOR

         The name and address of the incorporator of the Corporation is Suzanne
B. Bell, 220 Congress Park Drive, Suite 300, Delray Beach, Florida 33445.

                 ARTICLE VII - LIMITATION ON DIRECTOR LIABILITY

         A director shall not be personally liable to the Corporation or the holders of shares of capital stock or any other person for monetary damages for any statement, vote, decision, act or failure to act, for which such liability is precluded or otherwise eliminated under Section 607.0831 or otherwise under the Florida Business Corporation Act. If the Florida Business Corporation Act is hereafter amended to authorize the further or broader elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act, as so amended. No repeal or modification of this Article VII shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification.

                         ARTICLE VIII - INDEMNIFICATION

         The Corporation shall indemnify and may advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors to the fullest extent permitted by law as now or hereafter in effect. Without limiting the generality of the foregoing, the Bylaws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board may from time to time deem appropriate or advisable.

         IN WITNESS WHEREOF, the incorporator has executed these Articles of Incorporation of TSI FLORIDA, INC. this ______ day of ____________, 1998.

                                         _______________________________________
                                         Suzanne B. Bell, Incorporator

                           CONSENT OF REGISTERED AGENT
                                       OF
                                TSI FLORIDA, INC.

         The undersigned, Corporation Service Company, whose business address is 1201 Hays Street, Tallahassee, Florida 32301, hereby accepts appointment as the initial registered agent of TSI FLORIDA, INC., a Florida corporation, and accepts the obligations provided for in Section 607.0505, Florida Statutes.

                                             CORPORATION SERVICE COMPANY
                                             Registered Agent

                                             By: _______________________________

                                    EXHIBIT C

                       TRAVEL SERVICES INTERNATIONAL, INC.
                  AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

         1. PURPOSE. The purpose of the Amended and Restated Long Term Incentive Plan (the "Plan") of Travel Services International, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company and its stockholders by providing a means to attract, retain and reward executive officers, employee directors and other key employees and consultants of and service providers to the Company and its subsidiaries (including consultants and others providing services of substantial value) and to enable such persons to acquire or increase a proprietary interest in the Company, thereby promoting a closer identity of interests between such persons and the Company's stockholders.

         2. DEFINITIONS. The definitions of awards under the Plan, including Options, SARs (including Limited SARs), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of other awards, Dividend Equivalents and Other Stock-Based Awards are set forth in Section 6 of the Plan. Such awards, together with any other right or interest granted to a Participant under the Plan, are termed "Awards." For purposes of the Plan, the following additional terms shall be defined as set forth below:

                  (a) "Award Agreement" means any written agreement, contract, notice or other instrument or document evidencing an Award.

                  (b) "Beneficiary" shall mean the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

                  (c) "Board" means the Board of Directors of the Company.

                  (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations thereunder and successor provisions and regulations thereto.

                  (e) "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; PROVIDED, HOWEVER, that, to the extent necessary to comply with Rule 16b-3, the Committee shall consist of two or more directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3.

                  (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include rules thereunder and successor provisions and rules thereto.

                  (g) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee, PROVIDED, HOWEVER, that (i) if the Stock is listed on a national securities exchange or quoted in an interdealer quotation system, the Fair Market Value of such Stock on a given date shall be based upon the last sales price or, if unavailable, the average of the closing bid and asked prices per share of the Stock on such date (or, if there was no trading or quotation in the Stock on such date, on the next preceding date on which there was trading or quotation) as reported in the WALL STREET JOURNAL (or other reporting service approved by the Committee), (ii) the "Fair Market Value" of Stock subject to Options granted effective upon commencement of the Initial Public Offering shall be the Initial Public Offering price of the shares so issued and sold in the Initial Public Offering, as set forth in the first final prospectus used in such offering (the provisions of clause (i) notwithstanding) and (iii) the "Fair Market Value" of Stock prior to the date of the Initial Public Offering shall be as determined by the Board of Directors.

                  (h) "Initial Public Offering" shall mean an initial public offering of shares of Stock in a firm commitment underwriting registered with the Securities and Exchange Commission in compliance with the provisions of the Securities Act of 1933, as amended.

                  (i) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

                  (j) "Participant" means a person who, at a time when eligible under Section 5 hereof, has been granted an Award under the Plan.

                  (k) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

                  (l) "Stock" means the Common Stock, $.01 par value, of the Company and such other securities as may be substituted for Stock or such other securities pursuant to Section 4.

         3. ADMINISTRATION

                  (a) AUTHORITY OF THE COMMITTEE. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions, in each case subject to and consistent with the provisions of the Plan:

                           (i) to select persons to whom Awards may be granted;

                           (ii) to determine the type or types of Awards to be
                  granted to each such person;

                           (iii) to determine the number of Awards to be
                  granted, the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, vesting, exercisability or settlement of an Award, and waivers or accelerations thereof, performance conditions relating to an Award (including performance conditions relating to Awards not intended to be governed by Section 7(f) and waivers and modifications thereof), based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

                           (iv) to determine whether, to what extent and under
                  what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, or an Award may be cancelled, forfeited, or surrendered;

                           (v) to determine whether, to what extent and under
                  what circumstances cash, Stock, other Awards or other property payable with respect to an Award will be deferred either automatically, at the election of the Committee or at the election of the Participant;

                           (vi) to prescribe the form of each Award Agreement,
                  which need not be identical for each Participant;

                           (vii) to adopt, amend, suspend, waive and rescind
                  such rules and regulations and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

                           (viii) to correct any defect or supply any omission
                  or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement or other instrument hereunder; and

                           (ix) to make all other decisions and determinations
                  as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

                  (b) MANNER OF EXERCISE OF COMMITTEE AUTHORITY. Unless authority is specifically reserved to the Board under the terms of the Plan, the Company's Certificate of Incorporation or Bylaws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, subsidiaries of the Company, Participants, any person claiming any rights under the Plan from or through any Participant and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter by modified by the Committee (subject to Section 8(e)). The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, if applicable, and other applicable law.

                  (c) LIMITATION OF LIABILITY. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or any subsidiary, the Company's independent certified public accountants or any executive compensation consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on its behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination or interpretation.

         4. STOCK SUBJECT TO PLAN.

                  (a) AMOUNT OF STOCK RESERVED. The total amount of Stock that may be subject to outstanding awards, determined immediately after the grant of any Award, shall not exceed 15% of the total number of shares of Stock outstanding at the time of such grant. Notwithstanding the foregoing, the number of shares that may be delivered upon the exercise of ISOs shall not exceed 100,000, subject in each case to adjustment as provided in Section 4(c), and the number of shares that may be delivered as Restricted Stock and Deferred Stock (other than pursuant to an Award granted under Section 7(f)) shall not in the aggregate exceed 100,000, PROVIDED, HOWEVER, that shares subject to ISOs, Restricted Stock or Deferred Stock Awards shall not be deemed delivered if such Awards are forfeited, expire or otherwise terminate without delivery of shares to the Participant. If an Award valued by reference to Stock may only be settled in cash, the number of shares to which such Award relates shall be deemed to be Stock subject to such Award for purposes of this Section 4(a). Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares acquired in the market for a Participant's Account.

                  (b) ANNUAL PER-PARTICIPANT LIMITATIONS. During any calendar year, no Participant may be granted Awards that may be settled by delivery of more than 250,000 shares of Stock, subject to adjustment as provided in Section 4(c). In addition, with respect to Awards that may be settled in cash (in whole or in part), no Participant may be paid during any calendar year cash amounts relating to such Awards that exceed the greater of the Fair Market Value of the number of shares of Stock set forth in the preceding sentence at the date of grant or the date of settlement of Award. This provision sets forth two separate limitations, so that Awards that may be settled solely by delivery of Stock will not operate to reduce the amount of cash-only Awards, and vice versa; nevertheless, Awards that may be settled in Stock or cash must not exceed either limitation.

                  (c) ADJUSTMENTS. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or exchange of Stock or other securities, liquidation, dissolution, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock reserved and available for Awards under Section 4(a), including shares reserved for the ISOs and Restricted and Deferred Stock, (ii) the number and kind of shares of Stock specified in the Annual Per-Participant Limitations under Section 4(b), (iii) the number and kind of shares of outstanding Restricted Stock or other outstanding Award in connection with which shares have been issued, (iv) the number and kind of shares that may be issued in respect of other outstanding Awards and (v) the exercise price, grant price or purchase price relating to any Award (or, if deemed appropriate, the Committee may make provision for a cash payment with respect to any outstanding Award). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any subsidiary or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. The foregoing notwithstanding, no adjustments shall be authorized under this Section 4(c) with respect to ISOs or SARs in tandem therewith to the extent that such authority would cause the Plan to fail to comply with Section 422(b)(1) of the Code, and no such adjustment shall be authorized with respect to Options, SARs or other Awards subject to Section 7(f) to the extent that such authority would cause such Awards to fail to qualify as "qualified performance-based compensation" under Section 162(m)(4)(C) of the Code.

         5. ELIGIBILITY. Executive officers and other key employees of the Company and its subsidiaries, including any director or officer who is also such an employee, and persons who provide consulting or other services to the Company deemed by the Committee to be of substantial value to the Company, are eligible to be granted Awards under the Plan. In addition, a person who has been offered employment by the Company or its subsidiaries is eligible to be granted an Award under the Plan, provided that such Award shall be cancelled if such person fails to commence such employment, and no payment of value may be made in connection with such Award until such person has commenced such employment. The foregoing notwithstanding, no member of the Committee shall be eligible to be granted Awards under the Plan.

         6. SPECIFIC TERMS OF AWARDS.

                  (a) GENERAL. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service of the Participant. Except as provided in Section 6(f), 6(h), or 7(a), or to the extent required to comply with requirements of the Delaware General Corporation Law that lawful consideration be paid for Stock, only services may be required as consideration for the grant (but not the exercise) of any Award.

                  (b) OPTIONS. The Committee is authorized to grant Options (including "reload" options automatically granted to offset specified exercises of Options) on the following terms and conditions ("Options"):

                           (i) EXERCISE PRICE. The exercise price per share of
                  Stock purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that, except as provided in
                  Section 7(a), such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option.

                           (ii) TIME AND METHOD OF EXERCISE. The Committee shall
                  determine the time or times at which an Option may be exercised in whole or in part, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other Company plans or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

                           (iii) ISOS. The terms of any ISO granted under the
                  Plan shall comply in all respects with the provisions of
                  Section 422 of the Code, including but not limited to the requirement that no ISO shall be granted more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless requested by the affected Participant.

                           (iv) TERMINATION OF EMPLOYMENT. Unless otherwise
                  determined by the Committee, upon termination of a Participant's employment with the Company and its subsidiaries, such Participant may exercise any Options during the three-month period following such termination of employment, but only to the extent such Option was exercisable immediately prior to such termination of employment. Notwithstanding the foregoing, if the Committee determines that such termination is for cause, all Options held by the Participant shall terminate as of the termination of employment.

                  (c) STOCK APPRECIATION RIGHTS. The Committee is authorized to grant SARs on the following terms and conditions ("SARs"):

                           (i) RIGHT TO PAYMENT. An SAR shall confer on the
                  Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, if the Committee shall so determine in the case of any such right other than one related to an ISO, the Fair Market Value of one share at any time during a specified period before or after the date of exercise), over (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which, except as provided in Section 7(a), shall be not less than the Fair Market Value of one share of Stock on the date of grant.

                           (ii) OTHER TERMS. The Committee shall determine the
                  time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised upon the occurrence of a Change in Control may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

                  (d) RESTRICTED STOCK. The Committee is authorized to grant Restricted Stock on the following terms and conditions ("Restricted Stock"):

                           (i) GRANT AND RESTRICTIONS. Restricted Stock shall be
                  subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Except to the extent restricted under the terms of the Plan and any Award Agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock or the right to receive dividends thereon.

                           (ii) FORFEITURE. Except as otherwise determined by
                  the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; PROVIDED, HOWEVER, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of termination resulting from specified causes.

                           (iii) CERTIFICATES FOR STOCK. Restricted Stock
                  granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, the Company may retain physical possession of the certificate, and the Participant shall have delivered a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

                           (iv) DIVIDENDS. Dividends paid on Restricted Stock
                  shall be either paid at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or the payment of such dividends shall be deferred and/or the amount or value thereof automatically reinvested in additional Restricted Stock, other Awards, or other investment vehicles, as the Committee shall determine or permit the Participant to elect. Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed, unless otherwise determined by the Committee.

                  (e) DEFERRED STOCK. The Committee is authorized to grant Deferred Stock subject to the following terms and conditions ("Deferred Stock"):

                           (i) AWARD AND RESTRICTIONS. Delivery of Stock will
                  occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times, separately or in combination, in installments or otherwise, as the Committee may determine.

                           (ii) FORFEITURE. Except as otherwise determined by
                  the Committee, upon termination of employment or service (as determined under criteria established by the Committee) during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award Agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; PROVIDED, HOWEVER, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will be waived in whole or in part in the event of termination resulting from specified causes.

                  (f) BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash under other plans or compensatory arrangements. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

                  (g) DIVIDEND EQUIVALENTS. The Committee is authorized to grant Dividend Equivalents entitling the Participant to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock ("Dividend Equivalents"). Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award.

The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

                  (h) OTHER STOCK-BASED AWARDS. The Committee is authorized, subject to limitations under applicable law, to grant such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock and factors that may influence the value of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries ("Other Stock Based Awards"). The Committee shall determine the terms and conditions of such Awards. Stock issued pursuant to an Award in the nature of a purchase right granted under this
Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may be granted pursuant to this Section 6(h).

         7. CERTAIN PROVISIONS APPLICABLE TO AWARDS.

                  (a) STAND-ALONE, ADDITIONAL, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, any subsidiary or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

                  (b) TERM OF AWARDS. The term of each Award shall be for such period as may be determined by the Committee; PROVIDED, HOWEVER, that in no event shall the term of any ISO or an SAR granted in tandem therewith exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

                  (c) FORM OF PAYMENT UNDER AWARDS. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a subsidiary upon the grant, exercise or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments or on a deferred basis. Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments denominated in Stock.

                  (d) LOAN PROVISIONS. With the consent of the Committee, and subject at all times to, and only to the extent, if any, permitted under and in accordance with, laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and conditions, if any, under which the loan or loans may be forgiven.

                  (e) PERFORMANCE-BASED AWARDS. The Committee may, in its discretion, designate any Award the exercisability or settlement of which is subject to the achievement of performance conditions as a performance-based Award subject to this Section 7(e), in order to qualify such Award as "qualified performance-based compensation" within the meaning of Code Section 162(m) and regulations thereunder. The performance objectives for an Award subject to this
Section 7(e) shall consist of one or more business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee but subject to this Section 7(e). Performance objectives shall be objective and shall otherwise meet the requirements of Section 162(m)(4)(C) of the Code. Business criteria used by the Committee in establishing performance objectives for Awards subject to this Section 7(e) shall be selected exclusively from among the following:

                           (1)      Annual return on capital;

                           (2) Annual earnings per share or share price appreciation;

                           (3)      Annual cash flow provided by operations;

                           (4)      Changes in annual revenues; and/or

                           (5) Strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, and goals relating to acquisitions or divestitures.

The levels of performance required with respect to such business criteria may be expressed in absolute or relative levels. Achievement of performance objectives with respect to such Awards shall be measured over a period of not less than one year nor more than five years, as the Committee may specify. Performance objectives may differ for such Awards to different Participants. The Committee shall specify the weighting to be given to each performance objective for purposes of determining the final amount payable with respect to any such Award. The Committee may, in its discretion, reduce the amount of a payout otherwise to be made in connection with an Award subject to this Section 7(e), but may not exercise discretion to increase such amount, and the Committee may consider other performance criteria in exercising such discretion. All determinations by the Committee as to the achievement of performance objectives shall be in writing. The Committee may not delegate any responsibility with respect to an Award subject to this Section 7(e).

                  (f) ACCELERATION UPON A CHANGE OF CONTROL. Pursuant to the terms of an individual Award Agreement, the Committee, may in its sole discretion, grant Awards which provide for adjustment (as determined by the Committee, in its sole discretion) in the event of a "change of control" (as such term may be defined by the Committee, in its sole discretion).

         8. GENERAL PROVISIONS.

                  (a) COMPLIANCE WITH LAWS AND OBLIGATIONS. The Company shall not be obligated to issue or deliver Stock in connection with any Award or take any other action under the Plan in a transaction subject to the registration requirements of the Securities Act of 1933, as amended, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other law, regulation or contractual obligation of the Company until the Company is satisfied that such laws, regulations, and other obligations of the Company have been complied with in full. Certificates representing shares of Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

                  (b) LIMITATIONS ON TRANSFERABILITY. Awards and other rights under the Plan will not be transferable by a Participant except by will or the laws of descent and distribution or to a Beneficiary in the event of the Participant's death, and, if exercisable, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Award (other than an ISO) to be granted to a Participant to be on terms which permit transfer by such Participant to (i) the spouse, children or grandchildren of such Participant ("Immediate Family Members"), (ii) a trust or trusts for exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Award agreement pursuant to which such Awards are granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Awards shall be prohibited except those occurring by laws of descent and distribution. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of the Plan, the term Participant shall be deemed to refer to the transferee. The events of termination of employment set forth in Section 6 hereof shall continue to be applied with respect to the original Participant, following which the options shall be exercisable by the transferee only to the extent and for the periods specified in Section 6. Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors.

                  (c) NO RIGHT TO CONTINUED EMPLOYMENT OR SERVICE. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person the right to be retained in the employ or service of the Company or any of its subsidiaries, nor shall it interfere in any way with the right of the Company or any of its subsidiaries to terminate any employee's employment or other person's service at any time.

                  (d) TAXES. The Company and any subsidiary is authorized to withhold from any Award granted or to be settled, any delivery of Stock in connection with an Award, any other payment relating to an Award or any payroll or other payment to a Participant amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

                  (e) CHANGES TO THE PLAN AND AWARDS. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any such action shall be subject to the approval of the Company's stockholders at or before the next annual meeting of stockholders for which the record date is after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under any Award theretofore granted to him. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; PROVIDED, HOWEVER, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under such Award.

                  (f) NO RIGHTS TO AWARDS; NO STOCKHOLDER RIGHTS. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant in accordance with the terms of the Award or, in the case of an Option, the Option is duly exercised.

                  (g) UNFUNDED STATUS OF AWARDS; CREATION OF TRUSTS. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; PROVIDED, HOWEVER, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company's obligations under the Plan to deliver cash, Stock, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

                  (h) NONEXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

                  (i) NO FRACTIONAL SHARES. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

                  (j) COMPLIANCE WITH CODE SECTION 162(M). It is the intent of the Company that employee Options, SARs and other Awards designated as Awards subject to Section 7(e) shall constitute "qualified performance-based compensation" within the meaning of Code Section 162(m). Accordingly, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with the requirements of Code Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the performance objectives.

                  (k) GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

                  (l) EFFECTIVE DATE; PLAN TERMINATION. The Travel Services International Long-Term Incentive Plan initially shall became effective as of May 9, 1997. As amended and restated hereby, the Plan shall become effective as of April 29, 1998, the date of its adoption by the Board, subject to stockholder approval, and shall continue in effect until terminated by the Board.

                       TRAVEL SERVICES INTERNATIONAL, INC.

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY

         The undersigned, a stockholder of TRAVEL SERVICES INTERNATIONAL, INC., a Delaware corporation (the "Company"), hereby appoints Joseph V. Vittoria and Suzanne B. Bell, and each of them, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Boca Raton Marriott of Boca Center, 5150 Town Center Circle, Boca Raton, Florida 33486, on July 28, 1998 at 9:00 a.m., local time, and at any adjournments or postponements thereof.

         The Board of Directors unanimously recommends a vote FOR the election of all the director nominees listed in proposal 1 and FOR the approval of each of proposals 2 and 3.

1.       ELECTION OF DIRECTORS

         NOMINEES: ELAN J. BLUTINGER     D. FRASER BULLOCK     TOMMASO ZANZOTTO

         [ ] VOTE FOR all nominees listed,       [ ] WITHHOLD AUTHORITY TO VOTE
                   except authority to vote                for all nominees
                   withheld for the following
                   nominees (if any)__________.

2. Vote for the proposal to approve the reincorporation of the Company from Delaware to Florida.

         [ ] VOTE FOR                [ ] VOTE AGAINST               [ ] ABSTAIN

3. Vote for the proposal to approve the Amended and Restated Long-Term Incentive Plan.

         [ ] VOTE FOR                [ ] VOTE AGAINST               [ ] ABSTAIN

4. Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE PROPOSALS.

                               (SEE REVERSE SIDE)

                           (CONTINUED FROM OTHER SIDE)

         The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 1998 Annual Meeting and related Proxy Statement, and (2) the Company's 1997 Annual Report to Stockholders.

                                        Dated: __________________________ , 1998

                                        ________________________________________
                                        (Signature)

                                        ________________________________________
                                        (Signature, if held jointly)

         IMPORTANT: Please sign exactly as your name appears hereon and mail it promptly even though you now plan to attend the meeting. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.